                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
       Seligman Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

            SUPPLEMENT DATED NOVEMBER 7, 2008 TO THE STATEMENTS OF
                            ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

    Statements of Additional Information, each dated February 1, 2008, for Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust,
                 Seligman New Jersey Municipal Fund, Inc., and
                  Seligman Pennsylvania Municipal Fund Series

      Statements of Additional Information, each dated March 3, 2008, for Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

       Statements of Additional Information, each dated May 1, 2008, for Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
  Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
                     and Seligman Value Fund Series, Inc.

            (each, together with any series thereof, a "Fund" and,
                     all Funds collectively, the "Funds")

On November 6, 2008, at an adjourned Special Meeting of Shareholders of Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc. (the "Series"), shareholders approved a new investment management services agreement between the Series (on behalf of Seligman Asset Allocation Balanced Fund) and RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc.

Today, November 7, 2008, RiverSource Investments announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated. With the Acquisition completed and shareholders of each Fund having previously approved (at Special Meetings held earlier in November 2008) a new investment management services agreement between such Fund and RiverSource Investments and, if applicable, new subadvisory and delegation agreements, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008. Current subadvisers of the Funds will continue to provide portfolio management services to those Funds to which they were providing services. None of the Funds' respective portfolio managers have changed as a result of the Acquisition. RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Effective November 7, 2008, the following changes are hereby made to each Fund's Statement of Additional Information ("SAI"). Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in the Fund's SAI.

The following information is added under the caption "Fund History":

As of November 7, 2008, the Fund (or Funds, or any series thereof, as applicable) is part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, LLC ("RiverSource Investments"), including the Fund and the other Seligman Mutual Funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments ("Threadneedle"), to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board") and the same policies and procedures. Although the Seligman funds share the same Board, they do not currently have the same policies and procedures, as set forth in the Fund's prospectus, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The following information is added under the caption "Description of the Fund and its Investments and Risks--Investment Strategies and Risks"(except with respect to the SAIs for each of Seligman Asset Allocation Series, Inc., Seligman Muncipal Fund Series, Inc., Seligman Municpal Series Trust, Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series):

Futures Contracts. The Fund may utilize index futures contracts. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells futures contracts, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

Options on Futures. The Fund may utilize options on index futures ("options on futures"). Options on futures are effectively options on the instrument that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The information under the caption "Management of the Fund - Management Information" is hereby superseded and replaced with the following information:

Shareholders elect a Board that oversees a fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a special meeting held in November 2008) ten new directors/trustees (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors/trustees to 12 directors/trustees.

Information with respect to the members of the Board is shown below. Each member oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                               Position with Fund
                               and Length of Time       Principal Occupation
Name, Address, Age                   Served            During Last Five Years      Other Directorships   Committee Memberships
------------------             -------------------  -----------------------------  -------------------  ------------------------
Kathleen Blatz                 Board member since   Attorney; Chief Justice,       None                 Board Governance,
901 S. Marquette Ave.           November 7, 2008    Minnesota Supreme Court,                            Compliance, Investment
Minneapolis, MN 55402                               1998-2006                                           Review, Joint Audit
Age 54

Arne H. Carlson                Board member since   Chair, RiverSource Funds,      None                 Board Governance,
901 S. Marquette Ave.           November 7, 2008    1999-2006; former Governor of                       Compliance, Contracts,
Minneapolis, MN 55402                               Minnesota                                           Executive, Investment
Age 73                                                                                                  Review

Pamela G. Carlton              Board member since   President, Springboard-        None                 Distribution, Investment
901 S. Marquette Ave.           November 7, 2008    Partners in Cross Cultural                          Review, Joint Audit
Minneapolis, MN 55402                               Leadership (consulting
Age 53                                              company)

Patricia M. Flynn              Board member since   Trustee Professor of           None                 Board Governance,
901 S. Marquette Ave.           November 7, 2008    Economics and Management,                           Contracts, Investment
Minneapolis, MN 55402                               Bentley College; Former Dean,                       Review
Age 57                                              McCallum Graduate School of
                                                    Business, Bentley College

Independent Board Members

                               Position with Fund
                               and Length of Time       Principal Occupation
Name, Address, Age                   Served            During Last Five Years      Other Directorships   Committee Memberships
------------------             -------------------  -----------------------------  -------------------  ------------------------
Anne P. Jones                  Board member since   Attorney and Consultant        None                 Board Governance,
901 S. Marquette Ave.           November 7, 2008                                                        Compliance, Executive,
Minneapolis, MN 55402                                                                                   Investment Review, Joint
Age 73                                                                                                  Audit

Jeffrey Laikind, CFA           Board member since   Former Managing Director,      American             Distribution, Investment
901 S. Marquette Ave.           November 7, 2008    Shikiar Asset Management       Progressive          Review, Joint Audit
Minneapolis, MN 55402                                                              Insurance
Age 72

Stephen R. Lewis, Jr.          Board member since   President Emeritus and         Valmont Industries,  Board Governance,
901 S. Marquette Ave.           November 7, 2008    Professor of Economics,        Inc. (manufactures   Compliance, Contracts,
Minneapolis, MN 55402                               Carleton College               irrigation systems)  Executive, Investment
Age 69                                                                                                  Review

John F. Maher                  Board member since   Retired President and Chief    None                 Distribution, Investment
901 S. Marquette Ave.                 2006          Executive Officer and former                        Review, Joint Audit
Minneapolis, MN 55402                               Director, Great Western
Age 64                                              Financial Corporation (bank
                                                    holding company) and its
                                                    principal subsidiary, Great
                                                    Western Bank (federal savings
                                                    bank)

Catherine James Paglia         Board member since   Director, Enterprise Asset     None                 Compliance, Contracts,
901 S. Marquette Ave.           November 7, 2008    Management, Inc. (private                           Distribution, Executive,
Minneapolis, MN 55402                               real estate and asset                               Investment Review
Age 55                                              management company)

Leroy C. Richie                Board member since   Counsel, Lewis & Munday, P.C.  Lead Outside         Contracts, Distribution,
901 S. Marquette Ave.                 2000          (law firm); Director,          Director, Digital    Investment Review
Minneapolis, MN 55402                               Vibration Control              Ally, Inc. (digital
Age 66                                              Technologies, LLC (auto        imaging); and
                                                    vibration technology);         Infinity, Inc. (oil
                                                    Director and Chairman,         and gas exploration
                                                    Highland Park Michigan         and production);
                                                    Economic Development Corp;     Director, OGE
                                                    and Chairman, Detroit Public   Energy Corp.
                                                    Schools Foundation. Formerly,  (energy and energy
                                                    Chairman and Chief Executive   services provider
                                                    Officer, Q Standards           offering physical
                                                    Worldwide, Inc. (library of    delivery and
                                                    technical standards);          related services
                                                    Director, Kerr- McGee          for both
                                                    Corporation (diversified       electricity and
                                                    energy and chemical company);  natural gas).
                                                    Trustee, New York University
                                                    Law Center Foundation; Vice
                                                    Chairman, Detroit Medical
                                                    Center and Detroit Economic
                                                    Growth Corp.

Independent Board Members

                               Position with Fund
                               and Length of Time       Principal Occupation
Name, Address, Age                   Served            During Last Five Years      Other Directorships   Committee Memberships
------------------             -------------------  -----------------------------  -------------------  ------------------------
Alison Taunton-Rigby           Board member since   Chief Executive Officer and    Idera                Contracts, Distribution,
901 S. Marquette Ave.           November 7, 2008    Director, RiboNovix, Inc.      Pharmaceuticals,     Executive, Investment
Minneapolis, MN 55402                               since 2003 (biotechnology);    Inc.                 Review
Age 64                                              former President, Forester     (biotechnology);
                                                    Biotech                        Healthways, Inc.
                                                                                   (health management
                                                                                   programs)

Board Member Affiliated With RiverSource Investments*

                               Position with Fund
                               and Length of Time       Principal Occupation
Name, Address, Age                   Served            During Last Five Years      Other Directorships   Committee Memberships
------------------             -------------------  -----------------------------  -------------------  ------------------------
William F. Truscott             Board member and    President - U.S. Asset         None                 Investment Review
53600 Ameriprise                 Vice President     Management and Chief
Financial Center                since November 7,   Investment Officer,
Minneapolis, MN 55474                 2008          Ameriprise Financial, Inc.
Age 47                                              and President, Chairman of
                                                    the Board and Chief
                                                    Investment Officer,
                                                    RiverSource Investments, LLC
                                                    since 2005; Director,
                                                    President and Chief Executive
                                                    Officer, Ameriprise
                                                    Certificate Company and;
                                                    Chairman of the Board, Chief
                                                    Executive Officer and
                                                    President, RiverSource
                                                    Distributors, Inc. since
                                                    2006; Senior Vice President -
                                                    Chief Investment Officer,
                                                    Ameriprise Financial, Inc.;
                                                    and Chairman of the Board and
                                                    Chief Investment Officer,
                                                    RiverSource Investments, LLC,
                                                    2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                                  Position held with the
Name, address, age              Fund and length of service              Principal occupation during past five years
------------------             -----------------------------  ----------------------------------------------------------------
Patrick T. Bannigan            President since November 7,    Director and Senior Vice President - Asset Management, Products
172 Ameriprise Financial       2008                           and Marketing, RiverSource Investments, LLC and; Director and
Center                                                        Vice President - Asset Management, Products and Marketing,
Minneapolis, MN 55474                                         RiverSource Distributors, Inc. since 2006; Managing Director and
Age 42                                                        Global Head of Product, Morgan Stanley Investment Management,
                                                              2004-2006; President, Touchstone Investments, 2002-2004

Michelle M. Keeley             Vice President since November  Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial       7, 2008                        Financial, Inc. and RiverSource Investments, LLC since 2006;
Center                                                        Vice President - Investments, Ameriprise Certificate Company
Minneapolis, MN 55474                                         since 2003; Senior Vice President - Fixed Income, Ameriprise
Age 44                                                        Financial, Inc., 2002-2006 and RiverSource Investments, LLC,
                                                              2004-2006

Fund Officers

                                  Position held with the
Name, address, age              Fund and length of service              Principal occupation during past five years
------------------             -----------------------------  ----------------------------------------------------------------
Amy K. Johnson                 Vice President since           Vice President - Asset Management and Trust Company Services,
5228 Ameriprise Financial      November 7, 2008               RiverSource Investments, LLC since 2006; Vice President -
Center                                                        Operations and Compliance, RiverSource Investments, LLC, 2004-
Minneapolis, MN 55474                                         2006; Director of Product Development - Mutual Funds, Ameriprise
Age 42                                                        Financial, Inc., 2001-2004

Scott R. Plummer               Vice President, General        Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise Financial      Counsel and Secretary since    Financial, Inc. since 2005; Chief Counsel, RiverSource
Center                         November 7, 2008               Distributors, Inc. and Chief Legal Officer and Assistant
Minneapolis, MN 55474                                         Secretary, RiverSource Investments, LLC since 2006; Vice
Age 49                                                        President, General Counsel and Secretary, Ameriprise Certificate
                                                              Company since 2005; Vice President - Asset Management
                                                              Compliance, Ameriprise Financial, Inc., 2004-2005; Senior Vice
                                                              President and Chief Compliance Officer, USBancorp Asset
                                                              Management, 2002-2004

Lawrence P. Vogel              Treasurer since 2000           Treasurer, RiverSource Investments, LLC (J. & W. Seligman & Co.
100 Park Avenue,                                              Incorporated prior to Nov. 2008), of each of the investment
New York, NY 10017                                            companies of the Seligman Group of Funds since 2000; and
Age 51                                                        Treasurer, Seligman Data Corp. since 2000. Senior Vice
                                                              President, Investment Companies, J. & W. Seligman & Co.
                                                              Incorporated of each of the investment companies of the Seligman group of funds 1992 to 2008.

Eleanor T.M. Hoagland          Chief Compliance Officer       Chief Compliance Officer, RiverSource Investments, LLC (J. & W.
100 Park Avenue,               since 2004; Money Laundering   Seligman & Co. Incorporated prior to Nov. 2008), for each of the
New York, NY 10017             Prevention Officer and         investment companies of the Seligman group of funds since 2004;
Age 56                         Identity Theft Prevention      Money Laundering Prevention Officer and Identity Theft
                               Officer since 2008.            Prevention Officer, RiverSource Investments, LLC for each of the investment companies of the Seligman group of funds since
                                                              November 2008. Managing Director, J. & W. Seligman & Co.
                                                              Incorporated and Vice- President for each of the investment companies of the Seligman group of funds 2004 to 2008.

As of November 7, 2008, the Board has organized the following committees (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Funds and their shareholders on external matters.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

The information under the caption "Management of the Fund - Beneficial Ownership" is hereby superseded and replaced with the following information:

The following two tables set forth information regarding each Board member's ownership of shares of each Seligman Fund (or Funds, including any series thereof) and the investment companies in the RiverSource complex of funds (which includes the Seligman Funds). Unless otherwise indicated, all such information is as of June 30, 2008. As of that date, none of the members of the Board other than Messrs. Maher and Richie beneficially owned shares of any of the Funds listed below. The dollar ranges of shares owned by Messrs. Maher and Richie in such Funds are as follows:

                                                             Dollar Range of Fund Dollar Range of Fund
                                                               Shares Owned By      Shares Owned By
                                                                John F. Maher       Leroy C. Richie
                                                             -------------------- --------------------
Seligman Capital Fund, Inc..................................     $1-$10,000            $1-$10,000
Seligman Communications and Information Fund, Inc...........   $10,000-$50,000         $1-$10,000
Seligman Frontier Fund, Inc.................................     $1-$10,000            $1-$10,000
Seligman Global Fund Series, Inc.
   Seligman Emerging Markets Fund...........................     $1-$10,000            $1-$10,000
   Seligman Global Smaller Companies Fund...................     $1-$10,000            $1-$10,000
   Seligman Global Growth Fund..............................     $1-$10,000            $1-$10,000
   Seligman Global Technology Fund..........................     $1-$10,000            $1-$10,000
   Seligman International Growth Fund.......................     $1-$10,000            $1-$10,000
Seligman Growth Fund, Inc...................................     $1-$10,000            $1-$10,000
Seligman LaSalle Real Estate Fund Series, Inc.
   Seligman LaSalle Global Real Estate Fund.................     $1-$10,000               None
   Seligman LaSalle Monthly Dividend Real Estate Fund.......     $1-$10,000               None
Seligman Municipal Fund Series, Inc.
   Seligman National Municipal Class........................        None                  None
   Seligman Colorado Municipal Class........................        None                  None
   Seligman Georgia Municipal Class.........................        None                  None
   Seligman Louisiana Municipal Class.......................        None                  None
   Seligman Maryland Municipal Class........................        None                  None
   Seligman Massachusetts Municipal Class...................        None                  None

                                                             Dollar Range of Fund Dollar Range of Fund
                                                               Shares Owned By      Shares Owned By
                                                                John F. Maher       Leroy C. Richie
                                                             -------------------- --------------------
   Seligman Michigan Municipal Class........................         None              $1-$10,000
   Seligman Minnesota Municipal Class.......................         None                 None
   Seligman Missouri Municipal Class........................         None                 None
   Seligman New York Municipal Class........................         None                 None
   Seligman Ohio Municipal Class............................         None                 None
   Seligman Oregon Municipal Class..........................         None                 None
   Seligman South Carolina Municipal Class..................         None                 None
Seligman Municipal Series Trust
   Seligman California Municipal High Yield Series..........         None                 None
   Seligman California Municipal Quality Series.............         None                 None
   Seligman Florida Municipal Series........................         None                 None
   Seligman North Carolina Municipal Series.................         None                 None
Seligman New Jersey Municipal Fund, Inc.....................         None                 None
Seligman Pennsylvania Municipal Fund Series.................         None                 None
Seligman Asset Allocation Series, Inc.
   Seligman Asset Allocation Aggressive Growth Fund.........         None                 None
   Seligman Asset Allocation Balanced Fund..................         None                 None
   Seligman Asset Allocation Growth Fund....................         None                 None
   Seligman Asset Allocation Moderate Growth Fund...........         None                 None
Seligman Value Fund Series, Inc.
   Seligman Large-Cap Value Fund............................      $1-$10,000           $1-$10,000
   Seligman Smaller-Cap Value Fund..........................      $1-$10,000           $1-$10,000

                                               Aggregate Dollar Range
                                                 of Shares Owned by
                                             Director in the RiverSource
 Name                                            Complex of Funds *
 ----                                   -------------------------------------
 INDEPENDENT BOARD MEMBERS
 Kathleen Blatz........................             Over $100,000
 Arne H. Carlson.......................             Over $100,000
 Pamela G. Carlton.....................              $1-$10,000
 Patricia M. Flynn.....................            Over $100,000**
 Anne P. Jones.........................             Over $100,000
 Jeffrey Laikind.......................             Over $100,000
 Stephen R. Lewis, Jr..................            Over $100,000**
 John F. Maher.........................             Over $100,000
 Catherine James Paglia................            Over $100,000**
 Leroy C. Richie.......................             Over $100,000
 Alison Taunton-Rigby..................             Over $100,000
 AFFILIATED BOARD MEMBER
 William F. Truscott...................             Over $100,000

* Each new Board Member, other than Ms. Flynn, owns between $1 and $10,000 of shares in the Seligman Funds. Ms. Flynn owns between $10,001 and $50,000 of shares in the Seligman Funds. Each New Board Member acquired their shares in the Seligman Funds after June 30, 2008. Neither of Messrs. Maher or Richie owns any shares of the RiverSource Funds.

**  Total includes deferred compensation invested in share equivalents.

The following information is added to the table under the caption "Management of the Fund - Compensation":

None of the New Board Members received any compensation from the Fund prior to their election to the Board.

The information beneath the compensation table under the caption "Management of the Fund - Compensation" is hereby superseded and replaced with the following information:

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub- committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

The information under the caption "Management of the Fund - Code of Ethics" ("Management of the Fund - Code of Ethics - Seligman" in the SAIs for Seligman Global Fund Series Inc. and Seligman LaSalle Real Estate Fund Series, Inc.) is hereby superseded and replaced with the following information:

The funds in the RiverSource complex of funds (which includes the Seligman Funds), RiverSource Investments, the investment manager for the Seligman Funds, and Seligman Advisors, the distributor for the Seligman Funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

All references to "Seligman" under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby replaced with "RiverSource Investments." In addition, the following information is added as the first full paragraph under that caption:

The following are interim proxy voting policies, procedures and guidelines that apply only to the Fund and the other Seligman Funds. The Seligman Funds will adopt the same proxy voting policies, procedures and guidelines as the other funds managed by RiverSource Investments in 2009.

The seventh and eight paragraphs under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby superseded and replaced with the following:

Deviations from Guidelines and Special Situations. RiverSource Investments recognizes that it may not always be in the best interest of the shareholders of the Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, RiverSource Investments may request permission from the Board to deviate from the Guidelines. The Board must approve any deviation from the Guidelines, and similarly, must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis.

In making requests to the Board regarding deviations from the Guidelines or proposals requiring a case-by-case analysis, RiverSource Investments may rely on views of the management of a portfolio company, the views of its own investment professionals and information obtained from an independent research firm.

The second item under the caption "Management of the Fund - Proxy Voting Policies - Guidelines Summary" is hereby superseded and replaced with the following:

2. RiverSource Investments generally opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, issuance of blank check preferred and establishment of classes with disparate voting rights. However, RiverSource Investments will vote in support of proposals to adopt poison pills.

The first three paragraphs under the caption "Investment Advisory and Other Services - Investment Manager" are hereby superseded and replaced with the following:

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held in November 2008) a new investment management services agreement between the Fund (or Funds, including any series thereof, as applicable) and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager effective November 7, 2008. Subadvisers, if any, will continue to provide portfolio management services.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund (or Funds, including any series thereof, as applicable) will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

The information under the caption "Investment Advisory and Other Services - Service Agreements" is hereby deleted and replaced with the following information:

Administrative Services

Under an Administrative Services Agreement, effective November 7, 2008 Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with such office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and employees of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase.

The following information is hereby added to the end of the section entitled "Investment Advisory and Other Services - Other Service Providers":

The funds in the Seligman Group of Funds will enter into an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

The following information is added after the section entitled "Financial Statements":

Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                        Supplement, dated May 15, 2008,
            to the following Statements of Additional Information:

    Statements of Additional Information, each dated February 1, 2008, for:
 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

     Statements of Additional Information, each dated March 3, 2008, for:
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

      Statements of Additional Information, each dated May 1, 2008, for:
     Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc.,
                Seligman LaSalle Real Estate Fund Series, Inc.
                     and Seligman Value Fund Series, Inc.
                               (each, a "Fund")

Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in each Fund's Statement of Additional Information.

The following information supersedes and replaces item (6) under the heading "Purchase, Redemption and Pricing of Shares - Purchase of Shares - CDSC Waivers" in each Fund's Statement of Additional Information:

(6) in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with Seligman Advisors that contemplates a waiver of CDSCs.

                       SELIGMAN VALUE FUND SERIES, INC.

                         Seligman Large-Cap Value Fund
                        Seligman Smaller-Cap Value Fund

                      Statement of Additional Information
                                  May 1, 2008

                                100 Park Avenue
                           New York, New York 10017
                                (212) 850-1864

                      Toll Free Telephone: (800) 221-2450
     For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectus, dated May 1, 2008, offering Class A shares, Class B shares, Class C shares, Class D shares (Class D shares are not offered after the close of business on May 16, 2008) and Class R shares, and the current Prospectus, dated May 1, 2008, offering Class I shares (together, the "Prospectuses") which cover Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund (individually, a "Fund"), each a separate fund of Seligman Value Fund Series, Inc. (the "Series"). This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Series at the above address or telephone numbers, respectively.

The financial statements and notes included in the Series' Annual Report, which include the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Series' Annual Report will be furnished to you without charge if you request a copy of this SAI.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

          Series History..........................................  2
          Description of the Series and its Investments and Risks.  2
          Management of the Series................................  9
          Control Persons and Principal Holders of Securities..... 16
          Investment Advisory and Other Services.................. 17
          Portfolio Managers...................................... 24
          Brokerage Allocation and Other Practices................ 26
          Capital Stock and Other Securities...................... 27
          Purchase, Redemption, and Pricing of Shares............. 27
          Taxation of the Series.................................. 34
          Underwriters............................................ 36
          Calculation of Performance Data......................... 38
          Financial Statements.................................... 41
          General Information..................................... 41

EQVA1

                                Series History

The Series was incorporated under the laws of the state of Maryland on January 27, 1997.

            Description of the Series and its Investments and Risks

Classification

The Series is a diversified open-end management investment company, or mutual fund, which consists of two separate funds, which are: Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund.

Investment Strategies and Risks

The following information regarding each Fund's investments and risks supplements the information contained in the Funds' Prospectuses.

Foreign Securities. Each Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest either directly or through American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), or Global Depositary Receipts ("GDRs") (collectively, "Depositary Receipts") in other securities of foreign issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less information available about a foreign company than about a US company and foreign companies may not be subject to reporting standards and requirements comparable to those applicable to US companies. Foreign securities may not be as liquid as US securities and there may be delays and risks attendant in local settlement procedures. Securities of foreign companies may involve greater market risk than securities of US companies, and foreign brokerage commissions and custody fees are generally higher than those in the United States. Investments in foreign securities may also be subject to local economic or political risks, political instability, the possible nationalization of issuers and the risk of expropriation or restrictions on the repatriation of proceeds of sale. In addition, foreign investments may be subject to withholding and other taxes.

Depositary Receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on US exchanges or the over-the-counter market, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States. Depositary Receipts may be issued under sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a Depositary Receipt. In unsponsored programs, the issuers may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored Depositary Receipt programs are generally similar, the issuers of securities represented by unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and therefore, the import of such information may not be reflected in the market value of such receipts. Each Fund may invest up to 10% of its total assets in foreign securities that it holds directly, but this 10% limit does not apply to foreign securities held through Depositary Receipts which are traded in the United States or to commercial paper and certificates of deposit issued by foreign banks.

Investment income received by a Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Funds to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Funds' assets to be invested within various countries is not known.

Repurchase Agreements. Each Fund may enter into repurchase agreements. A repurchase agreement is an agreement under which a Fund acquires a security, generally a US government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Fund holds the security and is unrelated to the interest rate on the security. Each Fund's repurchase agreements will at all times be fully collateralized.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in value of the underlying securities and loss of interest. Repurchase agreements are typically entered into for periods of one week or less. As a matter of fundamental policy, each Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its net assets would be so invested.

Fixed-Income Securities. Each Fund may invest in fixed-income securities that are not required to be rated by a recognized rating agency. As a matter of policy, each Fund will invest only in "investment grade" debt securities or, in the case of unrated securities, debt securities that are, in the opinion of the investment manager, of equivalent quality to "investment grade" securities. Investment grade debt securities are rated within the four highest rating categories as determined by Moody's Investors Service ("Moody's") or Standard & Poor's Ratings Services ("S&P"). The portion of each Fund's assets, if any, that are invested in such securities will be subject to interest rate risk, credit risk and other risks, as discussed below.

Changes in market interest rates will affect the value of the fixed-income securities held by each Fund. In general, the market value of fixed-income securities move in the opposite direction of interest rates: the market value decreases when interest rates rise, and are therefore subject to a greater degree of market price volatility. Changes in the value of the fixed-income securities held by each Fund may affect each Fund's net asset value. The extent to which each Fund is affected will depend on the percentage of each Fund's assets that is invested in fixed-income securities and the duration of the securities held.

A fixed-income security could deteriorate in quality to such an extent that its rating is downgraded or its market value declines relative to comparable securities. Credit risk also includes the risk that an issuer of a security would be unable to make interest and principal payments. To the extent a Fund holds securities that are downgraded, or default on payment, its performance could be negatively affected.

Fixed-income securities, like those in which each Fund may invest, are traded principally by dealers in the over-the-counter market. Each Fund's ability to sell securities it holds is dependent on the willingness and ability of market participants to provide bids that reflect current market levels. Adverse market conditions could result in a lack of liquidity by reducing the number of ready buyers.

During periods of falling interest rates issuers of an obligation held by a Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, a Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in a Fund's income.

Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")) and other securities that are not readily marketable. Each Fund does not currently expect to invest more than 5% of its assets in such securities. These may include restricted securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the 1933 Act. The Series' Board of Directors may adopt procedures pursuant to which the investment manager may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Series' Board of Directors or the investment manager (as the case may be) make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in a Fund, if and to the extent that, qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Preferred Securities. Each Fund may invest in preferred securities believed by the investment manager to offer capital appreciation opportunities. There are special risks associated with investing in preferred securities, including:

    . Deferral. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.

    . Subordination. Preferred securities are subordinated to bonds and other debt instruments in an issuer's capital structure with respect to priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

    . Liquidity. Preferred securities may be substantially less liquid than many other securities, such as common stocks or US government securities.

    . Limited Voting Rights. Generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer's board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of certain trust preferred securities, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing. In such an event, rights of holders of trust preferred securities generally would include the right to appoint and authorize a trustee to enforce the trust or special purpose entity's rights as a creditor under the agreement with its operating company.

    . Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in income tax or securities laws. As with call provisions, a redemption by the issuer of the preferred securities may negatively impact the return of the security held by the Fund.

Convertible Securities. Each Fund may invest in securities convertible into common stock. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

Borrowing. Each Fund from time to time may borrow money to increase its portfolio of securities or for other purposes. Under the Investment Company Act of 1940, as amended ("1940 Act"), each Fund is generally permitted to borrow from banks in amounts not exceeding one third of the value of its total assets, less liabilities other than such borrowings. The Board of Directors has adopted a non-fundamental restriction under which a Fund may not borrow more than 15% of its total assets. Borrowings may be secured by a mortgage or pledge of a Fund's assets.

Borrowed money creates an opportunity for greater capital appreciation, but at the same time increases exposure to capital risk. The net cost of any money borrowed would be an expense that otherwise would not be incurred, and this expense will limit a Fund's net investment income in any given period.

Any gain in the value of securities purchased with money borrowed in excess of the cost of amounts borrowed would cause the net asset value of a Fund's shares to increase more than otherwise would be the case. Conversely, any decline in the value of securities purchased with money borrowed or any gain in value less than the cost of amounts borrowed would cause net asset values to decline more than would otherwise be the case.

Commodities and Commodity Contracts. Each Fund may purchase and sell commodities and commodity contracts only to the extent that such activities do not result in that Fund being a "commodity pool" as defined in the Commodity Exchange Act and the Commodity Futures Trading Commission's regulations and interpretations thereunder. The investment manager must seek approval of the Series' Board of Directors for a Fund to invest in any new type of commodity if it is of a type the Fund has not previously utilized.

Use of these instruments can involve substantial risks. For example, derivative instruments can present investment risk to a Fund if the investment manager does not accurately predict the fluctuations in interest rates, currency values or the market to which the financial instrument is tied. Certain derivative instruments may involve the use of leverage and, as a result, there is the risk that a Fund could lose more than the amount of its original investment. For example, a fund may purchase futures contracts by making a relatively small "margin deposit" and, if such contract is thereafter sold at a loss, that fund could lose substantially more than the original margin deposit. Although the Fund will only utilize exchange-traded futures and options thereon, there can be no assurance that they will be able to close out positions when they wish to. In addition, a futures or options strategy may not provide an exact hedge to a position.

Short Sales. The Funds may not sell "short" or maintain a "short position".

Rights and Warrants. Each Fund may invest in common stock rights and warrants believed by the investment manager to provide capital appreciation opportunities. The investment manager must seek the Series Board's approval for a Fund to invest in any warrant if it is of a type a Fund has not previously utilized.

A Fund may not invest in rights and warrants if, at the time of acquisition, the investment in rights and warrants would exceed 5% of that Fund's net assets, valued at the lower of cost or market.

Options. The investment manager must seek approval of the Board of Directors for a Fund to invest in any option if it is of the type the Fund has not previously utilized. Pursuant to this policy, the Board has approved the investment manager's request that each Fund be permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where the Fund owns the underlying security) and covered put options (where a Fund maintains the cash or collateral to cover the obligation created by the put). These instruments are described below.

An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security. The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no or only a limited trading market. Options may be used individually or in combinations (e.g., put spreads and collars) to hedge securities positions or to seek increased investment returns.

Put spreads and collars are designed to protect against a decline in value of a security an investor owns. A collar involves the purchase of a put and the simultaneous writing of a call on the same security at a higher strike price. The put protects the investor from a decline in the price of the security below the put's strike price. The call means that the investor will not benefit from increases in the price of the stock beyond the call's strike price. In a put spread, an investor purchases a put and simultaneously writes a put on the same security at a lower strike price. This combination protects the investor against a decline in the stock price down to the lower strike price. The premium received for writing the call (in the case of a collar) or writing the put (in the case of a put spread) offsets, in whole or in part, the premium paid to purchase the put. In a call spread, an investor purchases a call and simultaneously sells a call on the same security, with the call sold having a higher strike price than the call purchased. The purchased call is designed to provide exposure to a potential increase in the value of a security an investor owns. The premium received for writing the call offsets, in part, the premium paid to purchase the corresponding call, but it also means that the investor will not benefit from increases in the price of the security beyond the sold call's strike price.

Options offer large amounts of leverage, which will result in the Fund's net asset value being more sensitive to changes in the value of the underlying security. The successful use of options depends in part on the ability of the investment manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying securities. If the investment manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in the Fund's investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase the Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position, in which case the Fund could lose money in the event of adverse price movements.

Access Trades. The Funds may participate in access trades with a global securities broker as counterparty. Access trades are over-the-counter transactions that provide access to a designated security, group of securities or market index without directly investing in the reference security/index. For a commission, the counterparty agrees to provide a return based on the return of the reference security/index. Access trades are typically used in foreign markets where limits on direct foreign ownership can affect prices and/or where there are significant complexities in directly purchasing or selling shares in the reference security/index. Since access trades are over-the-counter transactions, the Funds bear the risk that the counterparty will be unable or unwilling to meet its obligations. In addition, since over-the-country markets are generally less liquid than exchanges, the Funds may not be able to sell when the investment manager deems it advantageous to do so. The investment manager will attempt to mitigate these risks by limiting access trade exposure by a Fund to 5% of total assets at the time of purchase and dealing with counterparties believed to be reputable.

Lending of Portfolio Securities. Each Fund may lend portfolio securities if the investment manager believes such loans will be beneficial to the Funds. The borrower must maintain with a Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Funds any dividends or interest paid on the securities. The Funds may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans made by the Funds will generally be short-term. Loans are subject to termination at the option of the lending Fund or the borrower. The Funds may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Funds do not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. A Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by that Fund is insufficient to replace the loaned securities. In addition, each Fund is responsible for any loss that might result from its investment of the borrower's collateral.

Other Investment Companies. Each Fund may invest in securities issued by other investment companies. Such investments are subject to the limitations on investments in other investment companies imposed by the 1940 Act, which generally prohibits each Fund from holding more than 3% of the outstanding voting securities of another investment company, and from investing more than 5% of its total assets in any one investment company, or more than 10% of its total assets in other investment companies overall. The Funds' investments in other investment companies may include investment in exchange-traded funds ("ETFs") if appropriate investment opportunities arise. ETFs are registered funds that trade on a stock exchange or otherwise traded in the over-the-counter market and generally seek to track the performance of a specified securities index or basket of securities. Securities traded in the over-the-counter market present additional risks, such as counterparty and liquidity risks.

If a Fund invests in other investment companies, shareholders would bear not only that Fund's expenses (including operating expenses and advisory fees), but also similar expenses of the underlying investment companies, and that Fund's returns will therefore be lower. To the extent a Fund invests in ETFs, that Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

Investments to Control. The Funds may not invest for the purpose of controlling or managing any company. If a fund acquires a large percentage of the securities of a single issuer, it could be deemed to have invested in such issuer for the purpose of exercising control. If one of the Funds were to make such acquisitions, there is a risk that that Fund would become less diversified, which could increase the volatility of the Fund and increase the Fund's exposure to market, credit and other risks associated with certain issuers' financial condition and business operations.

Except as otherwise specifically noted above, the Funds' investment strategies are not fundamental and the Series' Board of Directors may change such strategies without the vote of shareholders.

Fundamental Restrictions

Each Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of that Fund's outstanding voting securities. Under these policies, the Funds may not:

..   Purchase or sell commodities or commodity contracts, except to the extent permissible under applicable law and interpretations, as they may be amended from time to time;

..   Purchase securities on margin except as permitted by the 1940 Act or any rule thereunder, any Securities and Exchange Commission ("SEC") or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Issue senior securities or borrow money, except as permitted by the 1940
    Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Make loans, except as permitted by the 1940 Act or any rule thereunder, any
    SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Underwrite the securities of other issuers, except insofar as a Fund may be deemed an underwriter under the 1933 Act in disposing of a portfolio security or in connection with investments in other investment companies;

..   Purchase or hold any real estate, except a Fund may invest in securities secured by real estate or interests therein or issued by persons (including real estate investment trusts) which deal in real estate or interests therein;

..   Make any investment inconsistent with a Fund's classification as a diversified company under the 1940 Act;

..   Invest 25% or more of its total assets, at market value, in the securities of issuers in any particular industry, provided that this limitation shall exclude securities issued or guaranteed by the US Government or any of its agencies or instrumentalities; or

..   Purchase or hold the securities of any issuer, if to its knowledge, directors or officers of the Series individually owning beneficially more than 0.5% of the securities of that issuer own in the aggregate more than 5% of such securities.

The Funds' fundamental policies set forth above prohibit transactions "except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC." The following discussion explains the flexibility that the Funds gain from these exceptions.

Purchase of securities on margin - A purchase on margin involves a loan from the broker-dealer arranging the transaction. The "margin" is the cash or securities that the borrower places with the broker-dealer as collateral against the loan. However, the purchase of securities on margin is effectively prohibited by the 1940 Act because the Fund generally may borrow only from banks. Thus, under current law, this exception does not provide any additional flexibility to the Fund.

Issuing senior securities - A "senior security" is an obligation with respect to the earnings or assets of a company that takes precedence over the claims of that company's common stock with respect to the same earnings or assets. The 1940 Act prohibits a mutual fund from issuing senior securities other than certain borrowings, but SEC staff interpretations allow a fund to engage in certain types of transactions that otherwise might raise senior security concerns (such as short sales, buying and selling financial futures contracts and selling put and call options), provided that the fund maintains segregated deposits or portfolio securities, or otherwise covers the transaction with offsetting portfolio securities, in amounts sufficient to offset any liability associated with the transaction. The exception in the fundamental policy allows the Fund to operate in reliance upon these staff interpretations.

Borrowing money - The 1940 Act permits a fund to borrow up to 33 1/3% of its total assets (including the amounts borrowed) from banks, plus an additional 5% of its total assets for temporary purposes, which may be borrowed from banks or other sources.

Making loans - The 1940 Act generally prohibits the Fund from making loans to affiliated persons but does not otherwise restrict the Fund's ability to make loans.

A Fund also may not change its investment objective without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of a Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

The Funds also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

Each Fund will provide shareholders with at least 60 days prior notice of any change in that Fund's "80%" investment policy as described in the Prospectuses. Such notice will be provided in plain English in a separate written document and will contain the following prominent statement, in bold-face type:
"Important Notice Regarding Change in Investment Policy". This prominent statement will also appear on the envelope in which the notice is delivered or, if the notice is delivered separately from other communications to shareholders, such statement will appear either on the notice or on the envelope in which the notice is delivered. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, each Fund may invest up to 100% of its assets in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. Each Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of the investment manager, equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Portfolio Turnover

Each Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration date at the time of acquisition were one year or less are excluded from the calculation. The portfolio turnover rate for the Seligman Large-Cap Value Fund for the years ended December 31, 2007 and 2006 were 18.01% and 30.04%, respectively. The portfolio turnover rates for the Seligman Smaller-Cap Value Fund for the years ended December 31, 2007 and 2006 were 26.51% and 35.40%, respectively.

Disclosure of Portfolio Holdings

Each Fund's full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no sooner than 15 calendar days after the end of each calendar quarter on the website of the Funds' distributor, Seligman Advisors, Inc. ("Seligman Advisors") (www.seligman.com). In addition, a Fund's top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 business days after the end of each month. Seligman employees may freely distribute a Fund's portfolio holdings information described above to third parties the day after such information appears on Seligman Advisors' website. The foregoing monthly and quarterly information will remain available on Seligman Advisors' website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Series' Board of Directors, a Fund's portfolio holdings may be disclosed to certain parties prior to its public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and a Fund's procedures require the prior written approval of the Chief Investment Officer of J. & W. Seligman & Co. Incorporated ("Seligman") (or its designee) and the Fund's Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes and the President of Seligman or Seligman Advisors (or their respective designees) and the Fund's CCO with respect to disclosures intended for other legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of the Funds. If prior approval is granted, the recipient must enter into a written agreement prior to the release of a Fund's portfolio holdings information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Series' Board of Directors regarding compliance with a Fund's policies, and Seligman's Chief Compliance Officer monitor compliance with this policy.

In addition, each Fund's policies expressly permit Seligman's employees to release a Fund's holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about Seligman's views on individual securities or whether a Fund owns or does not own a particular security, provided that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of a Fund or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Funds may also permit their auditors to have access to a Fund's portfolio holdings as necessary in connection with their auditing services.

Currently, Seligman has entered into ongoing arrangements to disclose a Fund's portfolio holdings prior to the public disclosure of such information with the following third party research providers: FactSet Research Systems, Inc. and Vestek Systems, Inc. The portfolio holdings are released to these research providers on an as-needed basis

(including daily, if necessary). In addition, Seligman discloses a Fund's portfolio holdings to State Street Bank and Trust Company ("SSBT") in connection with back-office, custodial and/or administrative services provided by SSBT, and to Institutional Shareholder Services ("ISS") in connection with proxy voting services provided. Seligman discloses portfolio holdings to the third parties listed above, other than ISS, on a daily basis. Accordingly, the time elapsed between the date of such information and the date of its disclosure is generally less than 24 hours. Seligman discloses portfolio holdings to ISS on an as-requested basis, and the time elapsed between the date of the information and the date of its disclosure will vary based upon the date specified by the ISS request.

All of the above mentioned disclosures have been approved, as applicable, by the President of Seligman or Seligman Advisors, Seligman's Chief Investment Officer and/or the Funds' CCO and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Fund's portfolio holdings pursuant to these arrangements.

                           Management of the Series

Board of Directors

The Board of Directors provides broad supervision over the affairs of the Series.

Management Information

Information with respect to Directors and officers of the Series is shown below. Unless otherwise indicated, their addresses are 100 Park Avenue, New York, New York 10017.

                                                                                                                       Number
                                                                                                                         of
                                                                                                                     Portfolios
                             Term of                                                                                  in Fund
                           Office and                                                                                 Complex
                            Length of                                                                                 Overseen
Name, (Age), Position(s)      Time                      Principal Occupation(s) During Past 5 Years,                     by
With Fund                    Served*                        Directorships and Other Information                       Director
------------------------  -------------- --------------------------------------------------------------------------- ----------
                                                    INDEPENDENT DIRECTORS
Dr. Maureen Fonseca (52)  July 2007 to   Head of School, The Masters School (education); Director or Trustee of          59
Director****              Date           each of the investment companies of the Seligman Group of Funds**;
                                         Trustee, New York State Association of Independent Schools and Greens
                                         Farms Academy (education); and Commissioner, Middle States Association
                                         (education).

John R. Galvin (78)       1997 to Date   Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts University;        59
Director                                 Director or Trustee of each of the investment companies of the Seligman
                                         Group of Funds**; and Chairman Emeritus, American Council on Germany.
                                         Formerly, Director, Raytheon Co. (defense and commercial electronics);
                                         Governor of the Center for Creative Leadership; and Trustee, Institute for
                                         Defense Analyses. From February 1995 until June 1997, Director, USLIFE
                                         Corporation (life insurance). From June 1987 to June 1992, Supreme Allied
                                         Commander, NATO, and Commander-in-Chief, United States European
                                         Command.

John F. Maher (64)        December 2006  Retired President and Chief Executive Officer, and former Director, Great       59
Director                  to Date        Western Financial Corporation (a bank holding company) and its principal subsidiary, Great Western Bank ( federal savings bank); and Director or
                                         Trustee of each of the investment companies of the Seligman Group of
                                         Funds**. From 1989 to 1999, Director, Baker Hughes (energy products and services).




                            Term of
                           Office and
                           Length of
Name, (Age), Position(s)     Time                         Principal Occupation(s) During Past 5 Years,
With Fund                   Served*                            Directorships and Other Information
------------------------  ------------- ----------------------------------------------------------------------------------
Frank A. McPherson (75)   1997 to Date  Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee
Director                                Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds**; and
                                        Director, DCP Midstream GP, LLP (natural gas processing and transporting),
                                        Integris Health (owner of various hospitals), Oklahoma Medical Research
                                        Foundation, Oklahoma Foundation for Excellence in Education, National
                                        Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art.
                                        Formerly, Director, ConocoPhillips (integrated international oil corporation),
                                        Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the
                                        Nature Conservancy; Boys and Girls Clubs of Oklahoma, Oklahoma City
                                        Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK
                                        Financial (bank holding company). From 1990 until 1994, Director, the Federal
                                        Reserve System's Kansas City Reserve Bank.

Betsy S. Michel (65)      1997 to Date  Attorney; Director or Trustee of each of the investment companies of the
Director                                Seligman Group of Funds**; and Trustee, The Geraldine R. Dodge Foundation
                                        (charitable foundation) and Drew University (Madison, NJ). Formerly,
                                        Chairman of the Board of Trustees of St. George's School (Newport, RI) and
                                        Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.

Leroy C. Richie (66)      2000 to Date  Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the
Director                                investment companies of the Seligman Group of Funds**; Director, Vibration
                                        Control Technologies, LLC (auto vibration technology); Lead Outside Director,
                                        Digital Ally, Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director, OGE Energy Corp. (energy and energy services provider offering physical delivery and related services for both electricity and natural gas); Director and Chairman, Highland Park Michigan Economic
                                        Development Corp; and Chairman, Detroit Public Schools Foundation.
                                        Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc.
                                        (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center
                                        Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic
                                        Growth Corp. From 1990 until 1997, Vice President and General Counsel,
                                        Automotive Legal Affairs, Chrysler Corporation.

Robert L. Shafer (75)     1997 to Date  Ambassador and Permanent Observer of the Sovereign Military Order of Malta
Director                                to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds**. Formerly, from May 1987 until
                                        June 1997, Director, USLIFE Corporation (life insurance) and, from December
                                        1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).

James N. Whitson (73)     1997 to Date  Retired Executive Vice President and Chief Operating Officer, Sammons
Director                                Enterprises, Inc. (diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds**; and Director,
                                        CommScope, Inc. (manufacturer of telecommunications equipment). Formerly,
                                        Director and Consultant, Sammons Enterprises, Inc. and Director, C-SPAN
                                        (cable television networks).

                                                                                     Number
                                                                                       of
                                                                                   Portfolios
                                                                                    in Fund
                                                                                    Complex
                                                                                    Overseen
                  Principal Occupation(s) During Past 5 Years,                         by
                       Directorships and Other Information                          Director
---------------------------------------------------------------------------------- ----------
Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee                59
Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds**; and
Director, DCP Midstream GP, LLP (natural gas processing and transporting),
Integris Health (owner of various hospitals), Oklahoma Medical Research
Foundation, Oklahoma Foundation for Excellence in Education, National
Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art.
Formerly, Director, ConocoPhillips (integrated international oil corporation),
Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the
Nature Conservancy; Boys and Girls Clubs of Oklahoma, Oklahoma City
Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK
Financial (bank holding company). From 1990 until 1994, Director, the Federal
Reserve System's Kansas City Reserve Bank.

Attorney; Director or Trustee of each of the investment companies of the               59
Seligman Group of Funds**; and Trustee, The Geraldine R. Dodge Foundation
(charitable foundation) and Drew University (Madison, NJ). Formerly,
Chairman of the Board of Trustees of St. George's School (Newport, RI) and
Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.

Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the           59
investment companies of the Seligman Group of Funds**; Director, Vibration
Control Technologies, LLC (auto vibration technology); Lead Outside Director,
Digital Ally, Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director, OGE Energy Corp. (energy and energy services provider offering physical delivery and related services for both electricity and natural gas); Director and Chairman, Highland Park Michigan Economic
Development Corp; and Chairman, Detroit Public Schools Foundation.
Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc.
(library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center
Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic
Growth Corp. From 1990 until 1997, Vice President and General Counsel,
Automotive Legal Affairs, Chrysler Corporation.

Ambassador and Permanent Observer of the Sovereign Military Order of Malta             59
to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds**. Formerly, from May 1987 until
June 1997, Director, USLIFE Corporation (life insurance) and, from December
1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).

Retired Executive Vice President and Chief Operating Officer, Sammons                  59
Enterprises, Inc. (diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds**; and Director,
CommScope, Inc. (manufacturer of telecommunications equipment). Formerly,
Director and Consultant, Sammons Enterprises, Inc. and Director, C-SPAN
(cable television networks).




                               Term of
                             Office and
                              Length of
Name, (Age), Position(s)        Time                       Principal Occupation(s) During Past 5 Years,
With Fund                      Served*                         Directorships and Other Information
------------------------    -------------- -----------------------------------------------------------------------------
                                                       INTERESTED DIRECTORS
William C. Morris*** (70)   1997 to Date   Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of
Director and Chairman of                   the Board and Director or Trustee of each of the investment companies of the
the Board                                  Seligman Group of Funds**; Chairman and Director, Seligman Advisors,
                                           Inc., Seligman Services, Inc. and Carbo Ceramics Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.;
                                           and President and Chief Executive Officer, The Metropolitan Opera
                                           Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.

Brian T. Zino*** (55)       Dir. & Pres.:  Director and President, J. & W. Seligman & Co. Incorporated; President,
Director, President and     1997 to Date   Chief Executive Officer and Director or Trustee of each of the investment
Chief Executive Officer     CEO.: 2002     companies of the Seligman Group of Funds**; Director, Seligman Advisors,
                            to Date        Inc. and Seligman Services, Inc.; Chairman, Seligman Data Corp; and a
                                           member of the Board of Governors of the Investment Company Institute.
                                           Formerly, Director and Chairman, ICI Mutual Insurance Company.
                                                        PRINCIPAL OFFICERS
Neil T. Eigen (65)          1997 to Date   Director and Managing Director, J. & W. Seligman & Co. Incorporated;
Vice President and                         Director, Seligman Advisors, Inc. and Seligman Services, Inc.; and Vice
Co-Portfolio Manager                       President, Seligman Portfolios, Inc. and Co-Portfolio Manager of its
                                           Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value
                                           Portfolio.

Richard S. Rosen (49)       2002 to Date   Managing Director, J. & W. Seligman & Co. Incorporated; and Vice
Vice President and                         President, Seligman Portfolios, Inc. and Co-Portfolio Manager of its
Co-Portfolio Manager                       Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value
                                           Portfolio. He has been a member of the Value Team managing the Funds since 1997.

Eleanor T.M. Hoagland (56)  2004 to Date   Managing Director, J. & W Seligman & Co. Incorporated; and Vice
Vice President and Chief                   President and Chief Compliance Officer of each of the investment companies
Compliance Officer                         of the Seligman Group of Funds**.

Thomas G. Rose (50)         2000 to Date   Managing Director, Chief Financial Officer and Treasurer, J. & W. Seligman
Vice President                             & Co. Incorporated; Senior Vice President, Finance, Seligman Advisors, Inc.
                                           and Seligman Data Corp.; and Vice President of each of the investment companies of the Seligman Group of Funds**, Seligman Services, Inc. and
                                           Seligman International, Inc.

Lawrence P. Vogel (51)      V.P.: 1997     Senior Vice President and Treasurer, Investment Companies, J. & W.
Vice President              to Date        Seligman & Co. Incorporated; Vice President and Treasurer of each of the
and Treasurer               Treas.: 2000   investment companies of the Seligman Group of Funds**; and Treasurer,
                            to Date        Seligman Data Corp.

Frank J. Nasta (43)         1997 to Date   Director, Managing Director, General Counsel and Corporate Secretary,
Secretary                                  J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds**; Director and Corporate
                                           Secretary, Seligman Advisors, Inc. and Seligman Services, Inc.; and
                                           Corporate Secretary, Seligman International, Inc. and Seligman Data Corp.

                                                                                Number
                                                                                  of
                                                                              Portfolios
                                                                               in Fund
                                                                               Complex
                                                                               Overseen
                Principal Occupation(s) During Past 5 Years,                      by
                    Directorships and Other Information                        Director
----------------------------------------------------------------------------- ----------

Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of          59
the Board and Director or Trustee of each of the investment companies of the
Seligman Group of Funds**; Chairman and Director, Seligman Advisors,
Inc., Seligman Services, Inc. and Carbo Ceramics Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.;
and President and Chief Executive Officer, The Metropolitan Opera
Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.

Director and President, J. & W. Seligman & Co. Incorporated; President,          59
Chief Executive Officer and Director or Trustee of each of the investment companies of the Seligman Group of Funds**; Director, Seligman Advisors,
Inc. and Seligman Services, Inc.; Chairman, Seligman Data Corp; and a
member of the Board of Governors of the Investment Company Institute.
Formerly, Director and Chairman, ICI Mutual Insurance Company.

Director and Managing Director, J. & W. Seligman & Co. Incorporated;             N/A
Director, Seligman Advisors, Inc. and Seligman Services, Inc.; and Vice
President, Seligman Portfolios, Inc. and Co-Portfolio Manager of its
Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value
Portfolio.

Managing Director, J. & W. Seligman & Co. Incorporated; and Vice                 N/A
President, Seligman Portfolios, Inc. and Co-Portfolio Manager of its
Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value
Portfolio. He has been a member of the Value Team managing the Funds since 1997.

Managing Director, J. & W Seligman & Co. Incorporated; and Vice                  N/A
President and Chief Compliance Officer of each of the investment companies of the Seligman Group of Funds**.

Managing Director, Chief Financial Officer and Treasurer, J. & W. Seligman       N/A
& Co. Incorporated; Senior Vice President, Finance, Seligman Advisors, Inc.
and Seligman Data Corp.; and Vice President of each of the investment companies of the Seligman Group of Funds**, Seligman Services, Inc. and
Seligman International, Inc.

Senior Vice President and Treasurer, Investment Companies, J. & W.               N/A
Seligman & Co. Incorporated; Vice President and Treasurer of each of the investment companies of the Seligman Group of Funds**; and Treasurer,
Seligman Data Corp.

Director, Managing Director, General Counsel and Corporate Secretary,            N/A
J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds**; Director and Corporate
Secretary, Seligman Advisors, Inc. and Seligman Services, Inc.; and
Corporate Secretary, Seligman International, Inc. and Seligman Data Corp.

--------
* Each Director serves for an indefinite term, until the election and qualification of a successor or until his or her earlier death, resignation or removal. Each officer is elected annually by the Board.
** The Seligman Group of Funds currently consists of twenty-two registered investment companies, including the Series.
*** Mr. Morris and Mr. Zino are considered "interested persons" of the Fund, as defined in the 1940 Act, by virtue of their positions with Seligman and its affiliates.
****Dr. Fonseca became a member of the Board of Directors on July 19, 2007.

The standing committees of the Board include the Board Operations Committee, Audit Committee and Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested" persons of the Series as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Series. The Committee met six times during the year ended December 31, 2007. Members of the Committee are Messrs. McPherson (Chairman), Galvin, Maher, Richie, Shafer and Whitson, and Mses. Fonseca and Michel. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a "lead independent director," as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and Seligman between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, the Committee assists the Board in its oversight of the Series' financial reporting process and operates pursuant to a written charter. The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Whitson (Chairman), Galvin, Maher, and Richie.

Director Nominating Committee. This Committee selects and nominates persons for election as Directors by the Board. In addition, if a shareholder meeting is held where Directors are to be elected, the Committee will select and nominate persons for election as Directors at such shareholder meeting. The Committee may consider and evaluate nominee candidates properly submitted by shareholders if a vacancy among the Independent Directors of the Series occurs and if, based on the Board's then current size, composition and structure, the Committee determines that the vacancy should be filled.

A shareholder or group of shareholders (referred to in either case as a "Nominating Shareholder") that, individually or as a group, has beneficially owned at least $10,000 of the Series' shares for at least one year prior to the date the Nominating Shareholder submits a candidate for nomination as a director may submit one candidate to the Nominating Committee for consideration at a special meeting or other meeting of shareholders at which directors will be elected. Nominations will not be considered except in connection with such meetings of shareholders. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing via first class mail to the attention of the Secretary of the Series at 100 Park Avenue, New York, NY 10017 and received at such time as may be determined by the Series' Board of Directors in its reasonable discretion. The Nominating Committee will consider only one candidate submitted by a Nominating Shareholder for nomination for election. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate's family, including such candidate's spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the Nominating Shareholder on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate's relevant knowledge, experience and expertise, the candidate's ability to carry out his or her duties in the best interests of the Series and the candidate's ability to qualify as a disinterested director. The charter for the Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by shareholders submitting candidates for consideration by the Nominating Committee, may be obtained by writing to the Secretary of the Series at the address above.

The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Shafer (Chairman) and McPherson, and Ms. Michel.

Beneficial Ownership of Shares

As of December 31, 2007, the Directors beneficially owned shares in the Funds and the Seligman Group of Funds as follows:

                      Dollar Range of Shares Owned By Director Aggregate Dollar Range
                      ----------------------------------------   of Shares Owned by
                      Large-Cap Value     Smaller-Cap Value     Director in Seligman
 Name                      Fund                 Fund               Group of Funds
 ----                 ---------------     -----------------    ----------------------
                            INDEPENDENT DIRECTORS
 Dr. Maureen Fonseca.      None                 None                 $1-$10,000
 John R. Galvin......   $1-$10,000           $1-$10,000          $50,001 - $100,000
 John F. Maher.......   $1-$10,000           $1-$10,000            Over $100,000
 Frank A. McPherson.. $10,001-$50,000     $50,001-$100,000         Over $100,000
 Betsy S. Michel..... $10,001-$50,000     $10,001-$50,000          Over $100,000
 Leroy C. Richie.....   $1-$10,000           $1-$10,000            Over $100,000
 Robert L. Shafer....      None                 None               Over $100,000
 James N. Whitson....  Over $100,000       Over $100,000           Over $100,000
                             INTERESTED DIRECTORS
 William C. Morris...  Over $100,000      $10,001-$50,000          Over $100,000
 Brian T. Zino.......  Over $100,000       Over $100,000           Over $100,000

Compensation

                                    Aggregate       Pension or      Total Compensation
                                   Compensation Retirement Benefits   from Funds and
                                       from     Accrued as part of   Fund Complex Paid
Name and Position with Funds        Funds (1)      Fund Expenses    to Directors (1)(2)
----------------------------       ------------ ------------------- -------------------
Dr. Maureen Fonseca, Director (3).    $  891            N/A              $ 43,565
John R. Galvin, Director..........     2,141            N/A               106,500
John F. Maher, Director (4).......     2,168            N/A               105,000
Frank A. McPherson, Director......     1,834            N/A               106,500
Betsy S. Michel, Director.........     1,942            N/A               112,500
Leroy C. Richie, Director.........     2,276            N/A               112,500
Robert L. Shafer, Director........     1,942            N/A               112,500
James N. Whitson, Director........     2,141            N/A               106,500

--------
(1)For the year ended December 31, 2007.
(2)As of December 31, 2007, the Seligman Group of Funds consisted of twenty-three registered investment companies, including the Series.
(3)Dr. Fonseca became a member of the Board of Directors on July 19, 2007.
(4)Mr. Maher is deferring his fees.

No compensation is paid by the Funds to Directors or officers of the Funds who are employees of Seligman.

The Series has a deferred compensation plan under which independent directors may elect to defer receiving their fees. A director who has elected deferral of his or her fees may choose a rate of return equal to either (1) the interest rate on short-term Treasury Bills, or (2) the rate of return on the shares of certain of the investment companies advised by Seligman, as designated by the director. The cost of such fees and earnings, when incurred, is included in directors' fees and expenses, and the accumulated balance thereof is included in accrued expenses and other liabilities in each Fund's financial statements.

Mr. Maher is currently deferring compensation pursuant to the deferred compensation plan. Mr. Maher has accrued deferred compensation (including earnings/losses) in respect of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund in the amounts of $1,349 and $1,466, respectively, as of December 31, 2007.

The Series may, but is not obligated to, purchase shares of the other funds in the Seligman Group of Funds to hedge its obligations in connection with the Series' deferred compensation plan.

Class A shares of the Funds may be issued without a sales charge to present and former directors (and their family members) of the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales-related expenses as compared with sales to the general public.

Code of Ethics

Seligman, Seligman Advisors, their subsidiaries and affiliates, and the Seligman Group of Funds have adopted a Code of Ethics that sets forth the circumstances under which officers, directors and employees (collectively, "Employees") are permitted to engage in personal securities transactions. The Code of Ethics proscribes certain practices with regard to personal securities transactions and personal dealings, provides a framework for the reporting and monitoring of personal securities transactions by Seligman's Chief Compliance Officer, and sets forth a procedure of identifying, for disciplinary action, those individuals who violate the Code of Ethics. The Code of Ethics prohibits Employees (including all investment team members) from purchasing or selling any security or an equivalent security that is being purchased or sold by any client, or where the Employee intends, or knows of another's intention, to purchase or sell a security on behalf of a client. The Code also prohibits all Employees from acquiring securities in a private placement or in an initial or secondary public offering, unless prior approval has been obtained from Seligman's Chief Compliance Officer.

The Code of Ethics prohibits (1) each portfolio manager or member of an investment team from purchasing or selling any security within seven calendar days either before or after the purchase or sale of the security by a client's account (including investment company accounts) that the portfolio manager or investment team manages; (2) each Employee from profiting from short-term trading (a profitable purchase and sale or vice-versa within 60 days); and
(3) each member of an investment team from profiting from short sales of a security if, at that time, any client managed by that team has a long position in that security. Any profit realized pursuant to any of these prohibitions must be disgorged to a charitable organization.

Employees are required, except under very limited circumstances, to engage in personal securities transactions through a broker-dealer designated by Seligman. All transactions by Employees in non-exempt securities must be pre-cleared by Seligman's compliance system. This system is designed to prevent transactions in securities that would conflict with the interests of clients. All Employees are also required to disclose all securities beneficially owned by them upon commencement of employment and at the end of each calendar year.

A copy of the Code of Ethics is on public file with, and is available upon request from, the SEC. You can access it through the SEC's Internet site, www.sec.gov.

Proxy Voting Policies

Introduction. On behalf of the Series, one or more independent third parties under the supervision of Seligman votes the proxies of the securities held in each Fund's portfolio in accordance with Seligman's critieria of what is in the best interests of the Funds' shareholders.

The financial interest of the shareholders of each Fund is the primary consideration in determining how proxies should be voted. Seligman has a responsibility to analyze proxy issues and to ensure that voting is accomplished in a way consistent with those financial interests. In the case of social and political responsibility issues which do not involve financial considerations, it is not possible to fairly represent the diverse views of the Funds' shareholders. As a result, Seligman's policy generally is to abstain from voting on these issues. Notwithstanding the above, proposals seeking disclosure of certain matters relating to social and political issues may be supported if such disclosure is not deemed to be unduly burdensome.

The Proxy Voting Process. Proxies for securities held in the portfolios of each Fund will be received, processed and voted by one or more independent third parties under the supervision of Seligman pursuant to the guidelines (the "Guidelines") established by Seligman's Proxy Voting Committee (the "Committee"). A description of the Guidelines can be found below.

The Committee was established to set Seligman's policy and Guidelines, to consider new corporate governance issues as they arise, to assist in determining how Seligman will respond to such issues and to provide oversight of the proxy voting process. The Committee currently consists of Seligman's Chief Investment Officer (Chair), Seligman's Chief Financial Officer and Seligman's General Counsel.

Seligman subscribes to a service offered by an independent third party that provides research on proposals to be acted upon at shareholder meetings and assistance in the tracking, voting and recordkeeping of proxies.

Conflicts of Interests. Seligman's Chief Compliance Officer maintains a Proxy Watch List, which contains the names of those companies that may present the potential for conflict in the voting process with Seligman, Seligman Advisors or any Seligman affiliate. For example, the Proxy Watch List will include those portfolio companies for which Seligman separately manages assets in private accounts or which are significant distributors of Seligman's products and services. As described below, proxy voting for these companies will be subject to a higher level of consideration.

Deviations from Guidelines and Special Situations. Seligman recognizes that it may not always be in the best interest of the shareholders of each Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, Seligman may deviate from the Guidelines. A member of the Committee must approve any deviation from the Guidelines. Furthermore, a majority of the Committee's members must approve any deviation from the Guidelines for issuers included on the Proxy Watch List.

Similarly, one member of the Committee must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis. A majority of the Committee must approve the voting decision for such proposals if the issuer is included on the Proxy Watch List. Seligman may consider the views of the management of a portfolio company, as well as the view of Seligman's investment professionals when analyzing potential deviations from the Guidelines and for those proposals requiring a case-by-case basis evaluation.

Guidelines Summary. The Guidelines are briefly described as follows:

1. Seligman votes with the recommendations of a company's board of directors on general corporate governance issues such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to shareholder meetings.

2. Seligman opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, poison pills, issuance of blank check preferred and establishment of classes with disparate voting rights.

3. Seligman abstains from voting on issues relating to social and/or political responsibility, except for matters relating to disclosure issues if not deemed unduly burdensome for the company (e.g., political contributions).

4. Seligman votes for stock option plans, increases in the number of shares under existing stock option plans and other amendments to the terms of such plans; provided, that the overall dilution of all active stock option plans does not exceed 10% on a fully diluted basis and are otherwise considered to align the interest of the company with those of shareholders (e.g., all such plans must specifically prohibit repricing).

5. Seligman generally votes with the recommendations of a company's board of directors on other matters relating to executive compensation, unless considered excessive.

6. Seligman will withhold voting for the entire board of directors (or individual directors as the case may be) if: (a) less than 75% of the board is independent; (b) the board has a nominating or compensation committee of which less than 75% of its members are independent; (c) the board has recommended shareholders vote for an anti-takeover device which Seligman votes against; or (d) the board has recommended a matter relating to a stock option plan or stock purchase plan which Seligman votes against.

7. Seligman will vote for proposals relating to the authorization of additional common stock up to 5 times that currently outstanding.

8. Seligman will vote for proposals to effect stock splits.

9. Seligman will vote for proposals authorizing share repurchase programs.

10.Seligman will vote against authorization to transact unidentified business at the meeting.

11.Acquisitions, mergers, reorganizations, reincorporations and other similar transactions will be voted on a case-by-case basis.

12.Proposals to amend a company's charter or by-laws (other than as identified above) will be voted on a case-by-case basis.

13.Seligman will vote against all proposals where the company did not provide adequate information to make a decision.

14.Seligman abstains from voting shares which have recently been sold or for which information was not received on a timely basis.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available
(i) without charge upon request by calling toll free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

              Control Persons and Principal Holders of Securities

Control Persons

As of April 2, 2008, there was no person or persons who controlled either Fund, either through a significant ownership of shares or any other means of control.

Principal Holders

As of April 2, 2008, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the Seligman Large-Cap Value Fund:

                                                                                                                  Percentage of
                                                                                                                      Total
Name and Address                                                                                            Class  Shares Held
----------------                                                                                            ----- -------------
New York Life Trust Company, 169 Lackawanna Ave., Parsippany, NJ 07054.....................................   A       15.12%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.........   A       10.63%
Morgan Stanley & Co, Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311.............   A        5.87%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.........   B       19.54%
Morgan Stanley & Co, Harborside Financial Center, Plaza II, 3/rd/ Floor, Jersey City, NJ 07311.............   B        6.03%
Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York, NY 10001.   C        5.99%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.........   D       43.93%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont Avenue,
  Westwood, MA 02090.......................................................................................   I       27.53%
Patterson & Co FBO The J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, 1525 West Wt
  Harris Blvd., Charlotte, NC 28288-1151...................................................................   I       20.78%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont Avenue,
  Westwood, MA 02090.......................................................................................   I       15.93%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont Avenue,
  Westwood, MA 02090.......................................................................................   I       13.07%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont Avenue,
  Westwood, MA 02090.......................................................................................   I       11.68%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL 32246.........   R       92.19%

As of April 2, 2008, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the Seligman Smaller-Cap Value Fund:

                                                                                                            Percentage of
                                                                                                                Total
Name and Address                                                                                      Class  Shares Held
----------------                                                                                      ----- -------------
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   A       15.42%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   B       12.42%
Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York, NY
  10001..............................................................................................   C        6.64%
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   D       48.46%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont
  Avenue, Westwood, MA 02090.........................................................................   I       35.78%
Patterson & Co FBO The J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, 1525
  West Wt Harris Blvd., Charlotte, NC 28288-1151.....................................................   I       28.00%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont
  Avenue, Westwood, MA 02090.........................................................................   I       22.75%
State Street Bank & Trust Co FBO North Carolina College Savings Program-NCBE, 105 Rosemont
  Avenue, Westwood, MA 02090.........................................................................   I        8.08%
Patterson & Co FBO The Seligman Data Corp. 401K/Thrift Plan, 1525 West Wt Blvd., Charlotte,
  NC 28288-1151......................................................................................   I        5.39%
MLPF&S FBO Customers, Attn. Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   R       87.09%

Management Ownership

As of April 2, 2008, Directors and officers of the Series as a group owned 1.70% of Seligman Large-Cap Value Fund's Class A shares of the then outstanding shares of capital stock and less than 1% of Seligman Smaller-Cap Value Fund's Class A shares of the then outstanding shares of capital stock. As of the same date, Directors and officers of the Series did not own any Class B shares, Class C shares, Class D shares or Class R shares of the then outstanding shares of capital stock of either Fund.

As of April 2, 2008, Directors and officers of the Series as a group owned 2.02% of Seligman Large-Cap Value Fund's Class I shares of the then outstanding shares of capital stock and 6.67% of Seligman Smaller-Cap Value Fund's Class I shares of the then outstanding shares of capital stock.

                    Investment Advisory and Other Services

Investment Manager

Subject to the control of the Series' Board of Directors, Seligman manages the investment of the assets of each Fund of the Series and administers its business and other affairs pursuant to a management agreement approved by the Board of Directors and the initial shareholders of the Series (the "Management Agreement"). As of the date of this SAI, Seligman also served as investment manager to twenty-one other US registered investment companies which, together with the Series, make up the "Seligman Group of Funds." There are no other management-related service contracts under which services are provided to the Funds. No person or persons, other than the directors, officers or employees of Seligman and the Series, regularly advise the Series or Seligman with respect to the Funds' investments.

Seligman is a successor firm to an investment banking business founded in 1864 which has thereafter provided investment services to individuals, families, institutions, and corporations. Mr. William C. Morris, Chairman and

Director of Seligman and Chairman of the Board of Directors and Director of the Series, owns a majority of the outstanding voting securities of Seligman and is a controlling person of Seligman.

All of the officers of the Series listed above are officers or employees of Seligman. Their affiliations with the Series and with Seligman are provided under their principal business occupations.

Each Fund pays Seligman a management fee for its services, calculated daily and payable monthly. The management fee is equal to 0.80% of the Seligman Large-Cap Value Fund's average daily net assets and 1.00% of the Seligman Smaller-Cap Value Fund's average daily net assets. The management fees paid by the Seligman Large-Cap Value Fund for the years ended December 31, 2007, 2006 and 2005 were $2,163,189, $2,022,633 and $1,881,020, respectively, or 0.80% per annum of its average daily net assets. The management fees paid by the Seligman Smaller-Cap Value Fund for the years ended December 31, 2007, 2006 and 2005 were $3,132,269, $3,268,135 and $3,546,124, respectively, or 1% per annum of its average daily net assets.

Each Fund pays all of its expenses other than those assumed by Seligman, including administration, shareholder services and distribution fees, fees and expenses of independent attorneys and auditors, taxes and governmental fees, including fees and expenses of qualifying their respective shares under federal and state securities laws, and expenses of repurchase or redemption of shares, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of printing and filing reports and other documents with governmental agencies, expenses of shareholders' meetings, expenses of corporate data processing and related services, shareholder record keeping and shareholder account services, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Series not employed by or serving as a director of Seligman or its affiliates, insurance premiums, interest on borrowings, and extraordinary expenses, such as litigation expenses. Certain expenses are allocated between each Fund in a manner determined by the Board of Directors to be fair and equitable.

The Management Agreement also provides that Seligman will not be liable to the Series for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in performing its duties under the Management Agreement, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Management Agreement.

The Management Agreement was initially approved by the Board of Directors at a meeting held on March 20, 1997 and by the sole shareholder of each Fund at a meeting held on April 7, 1997. The Management Agreement will continue in effect until December 31, of each year if (1) such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of each Fund and by a vote of a majority of the Directors who are not parties to the Management Agreement or interested persons of any such party) and (2) Seligman shall not have notified the Series at least 60 days prior to December 31 of any year that it does not desire such continuance. The Management Agreement may be terminated by either Fund, without penalty, on 60 days written notice to Seligman and will terminate automatically in the event of its assignment. Each Fund has agreed to change its name upon termination of the Management Agreement if continued use of the name would cause confusion in the context of Seligman's business.

Principal Underwriter

Seligman Advisors, an affiliate of Seligman, located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of each Fund of the Series and of each of the other mutual funds in the Seligman Group of Funds. Seligman Advisors is an "affiliated person" (as defined in the 1940 Act) of Seligman, which is itself an affiliated person of the Series. Those individuals identified above under "Management Information" as directors or officers of the Series and Seligman Advisors are affiliated persons of both entities.

Services Provided by the Investment Manager

Under the Management Agreement dated March 20, 1997, subject to the control of the Series' Board of Directors, Seligman manages the investment of the assets of each Fund, including making purchases and sales of portfolio securities consistent with each Fund's investment objectives and policies, and administers its business and other affairs. Seligman provides the Series with such office space, administrative and other services and executive and other personnel as are necessary for Series operations. Seligman pays all of the compensation of directors of the Series who are employees or consultants of Seligman and of the officers and employees of the Series. Seligman also provides senior management for Seligman Data Corp. ("SDC"), the Series' shareholder service agent.

Service Agreements

There are no other management-related service contracts under which services are provided to the Series.

Other Investment Advice

No person or persons, other than directors, officers, or employees of Seligman, regularly advise the Series or Seligman with respect to the Funds' investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of each Fund, as set forth below:

Class A shares:

                                                            Regular Dealer
                            Sales Charge     Sales Charge    Reallowance
                              as a % of      as a % of Net    as a % of
     Amount of Purchase   Offering Price(1) Amount Invested Offering Price
     ------------------   ----------------- --------------- --------------
     Less than $50,000...       5.75%            6.10%           5.00%
     $50,000 - $99,999...       4.50             4.71            4.00
     $100,000 - $249,999.       3.50             3.63            3.00
     $250,000 - $499,999.       2.50             2.56            2.25
     $500,000 - $999,999.       2.00             2.04            1.75
     $1,000,000 and over.       0.00             0.00            0.00

--------
(1)"Offering Price" is the amount that you actually pay for each Fund's shares; it includes the initial sales charge.

Seligman Services, Inc. ("Seligman Services"), an affiliate of Seligman, is a limited purpose broker/dealer. Prior to January 1, 2006, Seligman Services received commissions from certain sales of Fund shares. Accordingly, for the year ended December 31, 2005, Seligman Services received commissions in respect of the Seligman Large-Cap Value Fund in the amount of $2,038. Also for the year ended December 31, 2005, Seligman Services received commissions in respect of the Seligman Smaller-Cap Value Fund in the amount of $1,380.

Rule 12b-1 Plan

Each Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, each Fund may pay to Seligman Advisors an administration, shareholder services and distribution fee in respect of such Fund's Class A, Class B, Class C, Class D and Class R shares. (Effective at the close of business on May 16, 2008, the Funds' Class D shares will be combined with Class C shares, and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Funds' Rule 12b-1 Plan in respect of Class C shares, which is identical in its terms to Class D shares. There is no administration, shareholder services and distribution fee in respect of either Fund's Class I shares.) Payments by each Fund under its 12b-1 Plan may include, but are not limited to: (1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Funds; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to the Funds' shareholders; and (3) otherwise promoting the sale of shares of the Funds, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and defraying Seligman Advisors' costs incurred in connection with its marketing efforts with respect to shares of the Funds. Seligman, in its sole discretion, may also make similar payments to Seligman Advisors from its own resources, which may include the management fee that Seligman receives from each Fund, respectively. Payments made by each Fund under its 12b-1 Plan are intended to be used to encourage sales of shares of each Fund, as well as to discourage redemptions.

Fees paid by each Fund under its 12b-1 Plan with respect to any class of shares of the Funds may not be used to pay expenses incurred solely in respect of any other class of the Funds, or any other Seligman fund. Expenses attributable to more than one class of a Fund are allocated between the classes of that Fund in accordance with a methodology approved by the Series' Board of Directors. Expenses of distribution activities that benefit both a

Fund and other Seligman funds will be allocated among the applicable funds based on relative gross sales during the quarter in which such expenses are incurred, in accordance with a methodology approved by the Board of Directors of the Series.

Class A

Under the 12b-1 Plan, each Fund, with respect to its Class A shares, is authorized to pay monthly to Seligman Advisors a service fee at an annual rate of up to 0.25% of the average daily net asset value of such Fund's Class A shares. This fee is used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Board of Directors. Each Fund is not obligated to pay Seligman Advisors for any such costs it incurs in excess of the fee described above. No expense incurred in one year by Seligman Advisors with respect to Class A shares of a Fund may be paid from Class A 12b-1 fees received from the Fund in any other year. If a Fund's 12b-1 Plan is terminated in respect of its Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class A shares. The total amounts paid to Seligman Advisors in respect of Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2007 were $354,797 and $414,266, respectively, equivalent to 0.25% per annum of each Fund's Class A shares' average daily net assets.

Class B

Under the 12b-1 Plan, each Fund, with respect to its Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased Seligman Advisor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale Class B shares of each Fund (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to Seligman Advisors to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to Seligman Advisors. A small portion of the distribution fee is paid to Seligman Advisors in connection with sales of Class B shares for which no commissions are paid; Seligman Advisors may pay the entire 12b-1 fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by Seligman Advisors or the Purchasers in any one year upon the initial purchase of Class B shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one year to be paid from Class B 12b-1 fees received from the Fund in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. Seligman Advisors and the Purchasers are not reimbursed for expenses which exceed such fees. If a Fund's 12b-1 Plan is terminated in respect of its Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors or the Purchasers with respect to its Class B shares. The total amounts paid in respect of Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2007 were $319,354 and $347,814, respectively, equivalent to 1% per annum of each Fund's Class B shares' average daily net assets.

Class C

Under the 12b-1 Plan, each Fund, with respect to its Class C shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class C shares. This fee is used by Seligman Advisors as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge ("CDSC") proceeds, to (1) reimburse Seligman Advisors for its (A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and
(2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C share sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amounts paid to Seligman Advisors in respect of Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2007 were $363,461 and $358,442, respectively, equivalent to 1% per annum of each Fund's Class C shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class C shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class C shares in one year to be paid from Class C 12b-1 fees in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $1,919,199 and $1,148,959 of expenses in respect of Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, respectively, that were not reimbursed from the amounts received from each Fund's 12b-1 Plan. These amounts are equal to 5.58% and 3.57%, respectively, of each Fund's Class C shares' net assets as of December 31, 2007.

If the 12b-1 Plan is terminated in respect of Class C shares of a Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class C shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective at the close of business on May 16, 2008, the Funds' Class D shares will be combined with Class C shares, and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Funds' Rule 12b-1 plan in respect of Class C shares (as described immediately above), which is identical in its terms to Class D shares. Accordingly, the description of the Funds' 12b-1 Plan in respect of Class D shares will not be relevant after May 16, 2008.

Under the 12b-1 Plan, each Fund, with respect to its Class D shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of such Fund's Class D shares. This fee is used by Seligman Advisors as follows: During the first year following the sale of Class D shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class D shares is used, along with any CDSC proceeds, to (1) reimburse Seligman Advisors for its (A) payment at the time of sale of Class D shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class D shares to Service Organizations who elect not to receive a time-of-sale payment and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class D shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class D shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class D shares of a service fee of 0.25% of the net asset value of the Class D shares sold (for shareholder services to be provided to Class D shareholders of the Fund over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class D shares to those Service Organizations who elect not to receive a time-of-sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class D shares, the 12b-1 fee attributable to such Class D shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of a Fund. The total amounts paid to Seligman Advisors in respect of Class D shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2007 were $382,146 and $571,572, respectively, equivalent to 1% per annum of each Fund's Class D shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class D shares of each Fund may exceed the 12b-1 fees paid by the Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class D shares in one year to be paid from Class D 12b-1 fees in any other year; however, in any year each Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $1,172,377 and $1,566,442 of expenses in respect of Class D shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, respectively, that were not reimbursed from amounts received from such Fund's 12b-1 Plan. These amounts are equal to 3.25% and 3.07%, respectively, of each Fund's Class D shares' net assets as of December 31, 2007.

If the 12b-1 Plan is terminated in respect of Class D shares of a Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to its Class D shares.

Class R

Under the 12b-1 Plans, each Fund, with respect to its Class R shares, are authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of its Class R shares. The 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. The 12b-1 fee is used by Seligman Advisors in one of two ways, depending on the payout option chosen by Service Organizations. This fee is used by Seligman Advisors as follows:

Option 1 - Service Organization opts for time-of-sale payment. A distribution fee of 0.25% of the average daily net assets attributable to such Class R shares is used, along with any CDSC proceeds, to (1) reimburse Seligman Advisors for its payment at the time of sale of Class R shares of a 0.75% sales commission to the Service Organization, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class R shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class R shares is used to reimburse Seligman Advisors for its prepayment to the Service Organization at the time of sale of Class R shares of a service fee of 0.25% of the net asset value of the Class R shares sold (for shareholder services to be provided to Class R shareholders over the course of the one year immediately following the sale). After the initial one-year period following a sale of Class R shares, the 0.25% servicing fee is used to reimburse Seligman Advisors for its payments to the Service Organization for providing continuing shareholder services. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations at the time of sale as service fees.

Option 2 - Service Organization does not opt for time-of-sale payment. The entire 12b-1 fee attributable to the sale of the Class R shares, along with any CDSC proceeds, is used to (1) reimburse Seligman Advisors for its on-going payment of the entire 12b-1 fees attributable to such Class R shares to the Service Organization for providing continuing shareholder services and distribution assistance in respect of the Funds and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors.

The total amounts paid to Seligman Advisors in respect of Class R shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the year ended December 31, 2007 were $22,793 and $35,615, respectively, equivalent to 0.50% per annum of each Fund's Class R shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class R shares of a Fund may exceed the 12b-1 fees paid by that Fund in that year. Each Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class R shares of a Fund in one fiscal year to be paid from Class R 12b-1 fees of that Fund in any other fiscal year; however, in any fiscal year a Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $80,725 and $114,728 of expenses in respect of Class R shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund, respectively, that were not reimbursed from amounts received from the Funds' 12b-1 Plans. These amounts are equal to 1.06% and 1.01%, respectively, of the net assets of Class R shares as of December 31, 2007.

If the 12b-1 Plans are terminated in respect of Class R shares of the Funds, no amounts (other than amounts accrued but not yet paid) would be owed by the Funds to Seligman Advisors with respect to Class R shares.

Payments made by the Large-Cap Value Fund and the Smaller-Cap Value Fund under each Fund's 12b-1 Plan for the year ended December 31, 2007 were spent on the following activities in the following amounts:

                                 Compensation  Compensation
                                      to            to           Other
      Fund/Class                 Underwriters Broker/Dealers Compensation*
      ----------                 ------------ -------------- -------------
      Large-Cap Value Fund/A....   $   -0-       $354,797      $    -0-
      Large-Cap Value Fund/B*...       546         79,722       239,086
      Large-Cap Value Fund/C....    20,850        342,611           -0-
      Large-Cap Value Fund/D....    30,751        351,395           -0-
      Large-Cap Value Fund/R....       -0-         22,793           -0-
      Smaller-Cap Value Fund/A..   $   -0-       $414,266      $    -0-
      Smaller-Cap Value Fund/B*.     1,089         86,752       259,973
      Smaller-Cap Value Fund/C..    27,254        331,188           -0-
      Smaller-Cap Value Fund/D..    29,708        541,864           -0-
      Smaller-Cap Value Fund/R..       681         34,934           -0-

--------
* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.

The 12b-1 Plans were initially approved on March 20, 1997 by the Board of Directors of the Series, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Series and who have no direct or indirect financial interest in the operation of the 12b-1 Plans or in any agreement related to the 12b-1 Plans ("Qualified Directors") and by the sole shareholder of each Fund on April 7, 1997. The 12b-1 Plans were approved in respect of the Class C shares on May 20, 1999 by the Directors, including a majority of the Qualified Directors, and became effective in respect of the Class C shares on June 1, 1999. The 12b-1 Plans were approved in respect of Class R shares of each Fund on March 20, 2003 by the Board of Directors of the Series, including a majority of the Qualified Directors, and became effective in respect of Class R shares on April 30, 2003. The 12b-1 Plans will continue in effect through December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors and the Qualified Directors of the Series, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plans may not be amended to increase materially the amounts payable to Service Organizations with respect to a Class without the approval of a majority of the outstanding voting securities of the Class. If the amount payable in respect of Class A shares under the 12b-1 Plans is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or
(2) establish a new class of shares subject to the same payment under the 12b-1 Plans as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plans may be made except by a majority of both the Directors and Qualified Directors.

The 12b-1 Plans require that the Treasurer of the Series shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plans. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Series be made by such disinterested Directors. The 12b-1 Plans are reviewed by the Directors annually.

Seligman Services acts as the broker/dealer of record for shareholder accounts of the Series that do not have a designated financial advisor. As such, it receives compensation pursuant to each Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the year ended
December 31, 2007, Seligman Services received service fees pursuant to the Seligman Large-Cap Value Fund's 12b-1 Plan in the amount of $11,176 and the Seligman Smaller-Cap Value Fund's 12b-1 Plan in the amount of $14,861.

Other Service Providers

SDC, which is owned by certain other investment companies in the Seligman Group, is the shareholder service agent and dividend-paying agent for the Funds. SDC charges the Funds at cost for its services. These costs may include amounts paid by SDC to financial intermediaries and other third parties who provide sub-transfer agency services. Certain officers and directors of the Series are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, NY 10017.

                              Portfolio Managers

For purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following tables set forth certain additional information from that discussed in the Prospectuses with respect to the portfolio managers of the Funds. Unless noted otherwise, all information is provided as of December 31, 2007.

Other Accounts Managed by Portfolio Managers. Table A below identifies, for each of the portfolio managers, as applicable, the number of accounts managed (other than the Funds named in the particular table) and the total assets in such accounts, within each of the following categories: other registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies, for each of the portfolio managers, only those accounts that have an advisory fee based on the performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

Seligman Large-Cap Value Fund

Table A

                              Other Registered      Other Pooled Investment
Portfolio Manager           Investment Companies            Vehicles               Other Accounts
------------------------  ------------------------  ------------------------  ------------------------
Neil T. Eigen............ 3 Other Registered        2 Other Pooled            1,383 Other Accounts
                          Investment Companies      Investment Vehicles with  with approximately $4.05
                          with approximately        approximately $173.2      billion in total assets
                          $480.1 million in net     million in net assets     under management.
                          assets under management.  under management.

Richard S. Rosen......... 3 Other Registered        2 Other Pooled            1,383 Other Accounts
                          Investment Companies      Investment Vehicles with  with approximately $4.01
                          with approximately        approximately $173.2      billion in total assets
                          $480.1 million in net     million in net assets     under management.
                          assets under management.  under management.

Table B is not applicable; neither Messrs. Eigen nor Rosen manage any accounts that have an advisory fee based on the performance of the account.

Seligman Smaller-Cap Value Fund

Table A

                              Other Registered      Other Pooled Investment
Portfolio Manager           Investment Companies            Vehicles               Other Accounts
------------------------  ------------------------  ------------------------  ------------------------
Neil T. Eigen............ 2 Other Registered        2 Other Pooled            1,383 Other Accounts
                          Investment Companies      Investment Vehicles with  with approximately $4.05
                          with approximately        approximately $173.2      billion in total assets
                          $460.5 million in net     million in net assets     under management.
                          assets under management.  under management.

Richard S. Rosen......... 2 Other Registered        2 Other Pooled            1,383 Other Accounts
                          Investment Companies      Investment Vehicles with  with approximately $4.01
                          with approximately        approximately $173.2      billion in total assets
                          $460.5 million in net     million in net assets     under management.
                          assets under management.  under management.

Table B is not applicable; neither Messrs. Eigen nor Rosen manage any accounts that have an advisory fee based on the performance of the account.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of the Funds' investments and investments in other accounts.

Compensation:

As compensation for their responsibilities, each of Messrs. Eigen and Rosen received a base salary and bonus for the year ended December 31, 2007.

Bonuses are comprised of a discretionary component and a performance component based upon (i) the annual revenues generated from the accounts under management for the portfolio managers' investment team and (ii) the weighted-average pre-tax investment performance of such accounts in the following categories versus corresponding benchmarks over a rolling three-year period (ending November 30th for mutual funds and September 30th for all other accounts) as follows:

Seligman large-cap value mutual funds... -   Lipper Large-Cap Value Funds Average
Seligman smaller-cap value mutual funds. -   Lipper Small-Cap Value Funds Average
Large-cap value institutional accounts.. -   Callan Large-Cap Value Universe
Small-cap value institutional accounts.. -   Callan Small-Cap Value Universe
Large-cap value wrap accounts........... -   Callan Large-Cap Value Universe
Small-cap value wrap accounts........... -   Callan Small-cap Value Universe

With respect to Mr. Eigen, the discretionary component was also based upon, among other factors, the competitive environment for Mr. Eigen's services.

To reduce the amount of time the portfolio managers dedicate to marketing efforts and client services, the Funds' investment team has an experienced product manager that acts as the primary liaison between Seligman Advisors' marketing department and the investment team.

Conflicts of Interest:

Actual or potential conflicts of interest may arise from the fact that Seligman, and the portfolio managers of the Funds have day-to-day management responsibilities with respect to accounts of clients of Seligman other than the Funds ("Other Accounts"). Seligman has policies and procedures intended to mitigate or manage the conflicts of interest described below. There is no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises.

Seligman may receive higher compensation with respect to Other Accounts (including accounts which are private investment funds or have performance or higher fees paid to Seligman, or in which one or more portfolio managers have direct or indirect personal interest in the receipt of such fees) than that received with respect to the Funds. This may create a potential conflict of interest for Seligman or its portfolio managers by providing an incentive to favor these Other Accounts when, for example, placing securities transactions. In addition, Seligman could be viewed as having a conflict of interest to the extent that Seligman or an affiliate has a proprietary investment in one or more Other Accounts, the portfolio managers have personal investments, directly or indirectly, in one or more Other Accounts or the Other Accounts are investment options in Seligman's employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as Seligman may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. Seligman may be perceived as causing accounts it manages to participate in an offering to increase Seligman's overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because Seligman manages accounts that engage in short sales of securities of the type in which many clients may invest, Seligman could be seen as harming the performance of certain client accounts (i.e., those not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Conversely, Seligman could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

Seligman and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. A particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. Simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. A conflict may also arise to the extent that Seligman advises multiple accounts which own different capital structures of an issuer (e.g., bonds versus common stocks). This conflict may be more pronounced if such an issuer files for bankruptcy and Seligman participates in negotiations to restructure that issuer.

Employees of Seligman, including portfolio managers, may engage in personal trading, subject to Seligman's Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from subsequent trading by clients in similar securities.

Because portfolio managers of Seligman manage multiple client accounts, portfolio mangers may devote unequal time and attention to the portfolio management of client accounts.

Securities Ownership. As of December 31, 2007, Mr. Eigen owned between $100,001 and $500,000 of Seligman Large-Cap Value Fund's shares and between $100,001 and $500,000 of Seligman Smaller-Cap Value Fund's shares. As of December 31, 2007, Mr. Rosen owned between $50,001 and $100,000 of Seligman Large-Cap Value Fund's shares and between $10,001 and $50,000 of Seligman Smaller-Cap Value Fund's shares.

                   Brokerage Allocation and Other Practices

Brokerage Transactions

Seligman will seek the most favorable price and execution in the purchase and sale of portfolio securities for each Fund of the Series. When two or more of the investment companies in the Seligman Group of Funds or other investment advisory clients of Seligman desire to buy or sell the same security at the same time, the securities purchased or sold are allocated by Seligman in a manner believed to be equitable. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

In over-the-counter markets, the Series deals with responsible primary market makers unless a more favorable execution or price is believed to be obtainable. Each Fund may buy securities from or sell securities to dealers acting as principal in accordance with applicable law.

For the years ended December 31, 2007, 2006 and 2005, the Seligman Large-Cap Value Fund paid total brokerage commissions to others for execution, research and statistical services in the amounts of $167,912, $291,145 and $226,009, respectively.

For the years ended December 31, 2007, 2006 and 2005, the Seligman Smaller-Cap Value Fund paid total brokerage commissions to others for execution, research and statistical services in the amounts of $217,466, $659,177 and $498,876, respectively.

Commissions

For the years ended December 31, 2007, 2006 and 2005, the Series did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with either the Series, Seligman, or Seligman Advisors.

Brokerage Selection

Seligman selects broker-dealers with the goal of obtaining "best execution". Seligman will consider a full range and quality of a broker-dealer's services, such as price, market familiarity, reliability, integrity, commission rates, execution and settlement capabilities, ability to handle large orders, financial condition, technological infrastructure and operational capabilities, willingness to commit capital and the brokerage and research services provided or made available by the broker-dealer. These brokerage and research services, including supplemental investment research, analysis, and reports concerning issuers, industries, and securities, may be useful to Seligman in connection with its services to clients other than the Funds. The relative weighting given to any of the criteria mentioned above depends on a variety of factors including the nature of the transaction, the market on which a particular trade is being executed and the number of broker-dealers making a market in the security to be traded.

Although sales of investment company shares will not be considered in selecting broker-dealers to effect securities transactions, Seligman offers its investment products primarily through the broker-dealer selling networks and expects that nearly all broker-dealers that effect securities transactions for the investment companies of the Seligman Group of Funds will have a relationship with Seligman or its affiliates to distribute shares of the investment companies or other investment products offered by Seligman. Seligman ranks broker-dealers through an internal voting process which considers the services provided by broker-dealers excluding investment company or product sales by that broker-dealer.

In connection with any agency trades, Seligman determines the reasonableness of the commissions to be paid to a broker-dealer based upon the quality of the brokerage and research services provided, or arranged for, and as a result, may select a broker-dealer whose commission costs may be higher than another would have charged.

Seligman monitors and evaluates the performance and execution capabilities of broker-dealers through which it places orders and periodically reviews its policy with regard to negotiating commissions or mark-ups for the investment companies of the Seligman Group of Funds in light of current market conditions, statistical studies and other available information.

Regular Broker-Dealers

During the year ended December 31, 2007, the Seligman Large-Cap Value Fund did not acquire any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents. .

                      Capital Stock and Other Securities

Capital Stock

The Directors of the Series are authorized to issue, create and classify shares of capital stock in separate funds without further action by shareholders. Shares of capital stock of each Fund have a par value of $.001 and are divided into six classes, designated as Class A common stock, Class B common stock, Class C common stock, Class D common stock, Class I common stock and Class R common stock (Class D shares will be combined with Class C shares at the close of business on May 16, 2008. Accordingly, thereafter there will exist only five classes of shares). Each share of a Fund's Class A, Class B, Class C, Class D, Class I and Class R common stock is equal as to earnings, assets and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Series has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Series' Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. Shares have non-cumulative voting rights for the election of directors. Each outstanding share will be fully paid and non-assessable, and freely transferable. There are no liquidation, conversion or prescriptive rights.

Other Securities

The Series has no authorized securities other than the above-mentioned common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of the Funds may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Funds, the other investment companies in the Seligman Group, and Seligman and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by Seligman or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Funds. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the prospectus (the "Breakpoint Discounts").

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in escrow after shares with a value equal to the amount of the outstanding sales charge are redeemed by the transfer agent.

Persons Entitled To Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person." A "single person" includes an individual; members of a family unit, comprising husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by the Series, to receive in bulk and to distribute to each participant on a timely basis the Series Prospectuses, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Series 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Series may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in the Fund, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination. "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Series' shares. Sales to eligible employee benefit plans are believed to require limited sales effort and sales-related expenses and therefore are made at net asset value. However, Section 403(b) plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or number of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system or plan funding or other systems acceptable to SDC, the Funds' shareholder servicing agent. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or Seligman Advisors.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Series' shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with Seligman Advisors;

(4)to financial institution trust departments;

(5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Series' shares;

(6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided Seligman or one of its affiliates has entered into an agreement with respect to such accounts;

(7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Series;

(8)to other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside directors, or pursuant to a "fund of funds" arrangement;

(9)to certain "eligible employee benefit plans" as discussed above;

(10)to those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by Seligman, or to their directors or trustees;

(11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors; and

(12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in
    Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts as broker-dealer, trustee, or recordkeeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, alone or through a volume discount, Right of Accumulation or letter of intent, are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of Seligman at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e., pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18-month period, Morgan Stanley Dean Witter will reimburse Seligman Advisors a pro rata portion of the fee it received from Seligman Advisors at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class B

Class B shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class B shares are subject to a CDSC if the shares are redeemed within six years of purchase at rates set forth in the table below, charged as a percentage of the current net asset value or the original purchase price, whichever is less.

                  Years Since Purchase                   CDSC
                  --------------------                   ----
                  Less than 1 year......................  5%
                  1 year or more but less than 2 years..  4%
                  2 years or more but less than 3 years.  3%
                  3 years or more but less than 4 years.  3%
                  4 years or more but less than 5 years.  2%
                  5 years or more but less than 6 years.  1%
                  6 years or more.......................  0%

Approximately eight years after purchase, Class B shares will convert automatically to Class A shares. Shares purchased through reinvestment of dividends and distributions on Class B shares also will convert automatically to Class A shares along with the underlying shares on which they were earned.

Conversion occurs during the month which precedes the eighth anniversary of the purchase date. If Class B shares of a Fund are exchanged for Class B shares of another Seligman Mutual Fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period of the shares exchanged will be tacked onto the holding period of the shares acquired. Class B shareholders of each Fund exercising the exchange privilege will continue to be subject to such Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of each Fund acquired by exchange will be subject to such Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the Class B shares of the Seligman mutual fund from which the exchange has been made.

Class C

Class C shares may be purchased at a price equal to the next determined net asset value without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class C shares do not convert to Class A shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Funds' Class D shares will be combined with Class C shares, and Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Funds' discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of the Funds' Class D shares to be effective through May 16, 2008 will continue to be accepted in accordance with the Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered. Class D shares are identical in their terms to the Class C shares.

When offered, Class D shares of each Fund of the Series may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class D shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class D shares do not convert to Class A shares.

Class R

Class R shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class R shares are subject to a CDSC of 1% if the shares are redeemed within one year of the plan's initial purchase of Class R shares, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class R shares do not convert to Class A shares.

Systematic Withdrawals. Class B, Class C, Class D and Class R shareholders of each Fund who reinvest both their dividends and capital gain distributions to purchase additional shares of each Fund, respectively, may use the Fund's Systematic Withdrawal Plan to withdraw up to 12%, 10%, 10% and 10%, respectively, of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class B, Class C, Class D and Class R shares of each Fund of the Series (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under
   Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age
   70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Series;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, or retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, trustee fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A, Class B, Class C, Class D or Class R shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to Seligman Advisors promptly upon notice, an amount equal to the payment or a portion of the payment made by Seligman Advisors at the time of sale of such shares.

Class I

Class I shares may be purchased at a price equal to the next determined net asset value. Class I shares are not subject to any initial or contingent deferred sales charges or distribution expense. This Class, however, is only offered to certain types of investors. Persons who are eligible to purchase Class I shares of the Funds are described in the Prospectus for the Class I shares. Unlike Class B shares, Class I shares do not convert to Class A shares.

Payment in Securities. In addition to cash, the Funds may accept securities in payment for their shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, a Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if Seligman determines that the offered securities are a suitable investment for the Funds and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that the Series would not accept securities with a value of less than $100,000 per issue in payment for shares. The Funds may reject in whole or in part offers to pay for a Fund's shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for a Fund's shares at any time without notice. The Funds will not accept restricted securities in payment for shares. The Funds will value accepted securities in the manner provided for valuing portfolio securities of the Series. Any securities accepted by the Funds in payment for a Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Fund Reorganizations

Class A shares of each Fund of the Series may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of a Fund's shares if the Fund is combined with another Seligman mutual fund, or in connection with a similar reorganization transaction.

Offering Price

When you buy or sell shares of each Fund, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors accepts your request. However, in some cases, the Series has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Funds. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of a Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class of a Fund is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of a Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV. The NAV of Class B, Class C, Class D and Class R shares will generally be lower than the NAV of Class A shares as a result of the higher 12b-1 fees with respect to such shares, which in turn will be lower than the NAV of Class I shares, which have no 12b-1 fee and which may have lower other expenses.

Generally, portfolio securities, including open short positions and options written, are valued at the last sale price on the securities exchange or securities market on which such securities primarily are traded. Securities traded on an over-the-counter market are valued at the last sales price on the primary exchange or market on which they are traded. Securities not listed on an exchange or security market, or securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by Seligman based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board of Directors. In addition, fair value pricing may also be utilized, in accordance with procedures approved by the Board of Directors in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts or extreme market volatility. Short-term obligations with 60 days or less remaining to maturity are generally valued at current market quotations or amortized cost if Seligman believes it approximates fair value. Short-term obligations with more than 60 days remaining to maturity will be valued at current market value until the sixtieth day prior to maturity, and will then be valued as described above for short-term obligations maturing in 60 days or less. Premiums received on the sale of call options will be included in the net asset value, and the current market value of the options sold by the Fund will be subtracted from its net asset value.

For purposes of determining the net asset value per share of each Fund, all assets and liabilities initially expressed in foreign currencies will be converted into US dollars on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

Specimen Price Make-Up

Under the current distribution arrangements between the Series and Seligman Advisors, Class A shares are sold with a maximum initial sales charge of 5.75% and Class B, Class C, Class D, Class I and Class R shares are sold at NAV/(1)/. (Class D shares will be combined with Class C shares at the close of business on May 16, 2008. Accordingly, thereafter there will exist only five classes of shares). Using each Class's NAV at December 31, 2007, the maximum offering price of each Fund's shares is as follows:

                                                           Large-Cap  Smaller-Cap
                                                           Value Fund Value Fund
                                                           ---------- -----------
Class A...................................................
   Net asset value per share..............................   $15.73     $15.92
   Maximum initial sales charge (5.75% of offering price).     0.96       0.97
   Offering price to public...............................   $16.69     $16.89

Class B...................................................
   Net asset value and offering price per share/(1)/......   $14.96     $14.34

Class C...................................................
   Net asset value and offering price per share/(1)/......   $14.95     $14.34

Class D /(2)/.............................................
   Net asset value and offering price per share/(1)/......   $14.94     $14.34

Class I...................................................
   Net asset value and offering price per share...........   $16.04     $16.65

Class R...................................................
   Net asset value and offering price per share /(1)/.....   $15.63     $15.70

--------
(1)Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class C shares and Class D shares are subject to a 1% CDSC if you redeem your shares within one year of purchase. Class R shares are subject to a 1% CDSC on shares redeemed within 1 year of purchase of a retirement plan's initial purchase.
(2)Class D shares are not offered after the close of business on May 16, 2008.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Funds of their shares impracticable or it is not reasonably practicable for the Funds to fairly determine the value of their respective net assets; or (iii) such other periods as ordered by the SEC for the protection of the Funds' shareholders. Under these circumstances, redemption proceeds may be made in securities (i.e., a redemption in kind). If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Funds' responsibility for the prevention of money laundering, you may be required by the Funds, Seligman or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Funds or its service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Funds. The Funds, by written notice to you, may suspend payment to you of any proceeds or distributions if the Funds or its service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Funds, Seligman or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Series has no arrangements with any person to permit frequent trading of Fund shares.

                            Taxation of the Series

Each Fund is qualified and intends to continue to qualify for tax treatment as a regulated investment company under Subchapter M of the Internal Revenue Code. For each year so qualified, each Fund will not be subject to federal income taxes on its investment company taxable income and net capital gains, if any, realized during any taxable year, which it distributes to its shareholders, provided that at least 90% of its investment company taxable income (which includes net short-term capital gains) is distributed to shareholders each year.

Qualification does not, of course, involve governmental supervision of management or investment practices or policies. Investors should consult their own counsel for a complete understanding of the requirements the Funds must meet to qualify for such treatment. The information set forth in the Prospectuses and the following discussion relate solely to the US federal income taxes on dividends and distributions by the Funds and assumes that each Fund qualifies as a regulated investment company.

Dividends from net investment income (other than "qualified dividend income") and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. For taxable years beginning before January 1, 2011, dividends from qualified dividend income will be taxed at a reduced rate to individuals of generally 15% (5% for individuals in lower tax brackets). Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (generally foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States). The amount of dividend income that may be designated as "qualified dividend income" by the Funds will generally be limited to the aggregate of the eligible dividends received by the Funds. In addition, the Funds must meet certain holding period requirements with respect to the shares on which the Funds received the eligible dividends, and the non-corporate US shareholder must meet certain holding period requirements with respect to each Fund's shares. To the extent designated as derived from the Funds' dividend income that would be eligible for the dividends received deduction if the Funds were not a regulated investment company, distributions are eligible, subject to certain restrictions, for the 70% dividends received deduction for corporations.

If for any year a Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term capital losses) are taxable as long-term capital gain, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder. Non-corporate US shareholders will be subject to federal income tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from the Fund's capital gains from property held for more than one year and recognized in the taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by the Series will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

At December 31, 2007, the Seligman Large-Cap Value Fund had a net capital loss carryforward for federal income tax purposes of $2,329,806, expiring in 2011, which is available for offset against future taxable net capital gains. Accordingly, no capital gain distributions are expected to be paid to shareholders of this Fund until net capital gains have been realized in excess of the available capital loss carryforwards. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires. During the year ended December 31, 2007, the Seligman Large-Cap Value utilized $16,925,277 of prior year's capital loss carryforwards to offset current year's net capital gains. In addition, from November 1, 2007 through December 31, 2007, the Large-Cap Value Fund incurred

$322,749 of net realized capital losses. As permitted by tax regulations, the Large-Cap Value Fund intends to elect to defer these losses and treat them as arising in the year ended December 31, 2008. These losses will be available to offset future taxable net gains.

Dividends and capital gains distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by each Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

Any gain or loss realized upon a sale or redemption of shares in each Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Long-term capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of each Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of such Fund.

In determining gain or loss on shares of each Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by the Series. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

Each Fund is subject to a 4% nondeductible excise tax on the under-distribution of amounts required to be paid pursuant to a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of a Fund's ordinary income for the calendar year, at least 98% of its net capital gain income realized during the one-year period ending on October 31 during such year, and all ordinary income and net capital gain income for prior years that was not previously distributed. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary income and net capital gain income prior to the end of each calendar year to avoid liability for the excise tax.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Series is required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, the Series may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Series may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any of its undistributed dividends and capital gain distributions. The Series also reserves the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from a Fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from a Fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholders generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from a Fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of a Fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations, and foreign corporate holders may also be subject to a branch profit tax. In the case of foreign non-corporate shareholders, the Funds may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Funds with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Fund by an individual foreign shareholder will not be subject to US federal gift tax, but the value of shares of a Fund held by such a shareholder at his death will generally be includible in his gross estate for US federal estate tax purposes, subject to any applicable estate tax treaty.

Shareholders are urged to consult their tax advisors concerning the effect of federal income and state and local taxes in their individual circumstances.

                                 Underwriters

Distribution of Securities

The Series and Seligman Advisors are parties to a Distributing Agreement dated March 20, 1997 under which Seligman Advisors acts as the exclusive agent for distribution of shares of the Series. Seligman Advisors accepts orders for the purchase of the Series' shares, which are offered continuously. As general distributor of the Series' shares, Seligman Advisors allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. Seligman Advisors retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Seligman Large-Cap Value Fund for the years ended December 31, 2007, 2006 and 2005, amounted to $67,382, $77,295 and $87,329, respectively, of which $8,773, $8,778 and $9,077, respectively, was retained by Seligman Advisors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Seligman Smaller-Cap Value Fund for the years ended December 31, 2007, 2006 and 2005 amounted to $65,218, $117,204 and $213,585, respectively, of which $8,361, $13,649 and $20,925, respectively, was retained by Seligman Advisors. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares of either Fund.

Compensation

Seligman Advisors, which is an affiliated person of Seligman, which is an affiliated person of the Series, received the following commissions (including sales charges after January 1, 2006 that otherwise would have been paid to Seligman Services) and other compensation from each Fund during its year ended December 31, 2007:

                                       Compensation on
                    Net Underwriting   Redemptions and
                     Discounts and       Repurchases
                      Commissions     (CDSC on Class A,
                   (Class A and Class  Class C, Class D
                    C Sales Charges   and Class R Shares  Brokerage       Other
Fund                  Retained)(1)       Retained)(2)    Commissions Compensation(3)
----               ------------------ ------------------ ----------- ---------------
Large-Cap Value...      $64,176            $11,688          $-0-         $13,772
Smaller-Cap Value.       61,800             10,264           -0-          10,630

--------
(1)Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Accordingly, any net underwriting discounts and commissions in respect of Class C shares retained by Seligman Advisors would relate to purchases prior to June 4, 2007.
(2)Seligman Advisors has sold its rights to collect a substantial portion of the distribution fees paid by each Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."
(3)During the fiscal year ended December 31, 2007, Seligman Advisors received distribution and service fees in respect of Class B, Class C, Class D shares and Class R shares pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."

Other Payments

Seligman Advisors pays authorized dealers and investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

                                            Payment to Dealer
                Amount of Purchase        (as a % of NAV sales)
                ------------------        ---------------------
                $1,000,000 - $3,999,999..         1.00%
                $4,000,000 - $24,999,999.         0.50%
                $25,000,000 or more......         0.25%

With respect to purchases of Class A shares of the TargETFunds, Seligman Advisors shall pay authorized dealers and investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated with purchases made on behalf of any other fiduciary or individual account.

Seligman Advisors also pays authorized dealers and investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in the Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash
Fund) is as follows:

                                                    Payment to Dealer
        Amount of Purchase                        (as a % of NAV sales)
        ------------------                        ---------------------
        Sales up to but not including $4,000,000.         1.00%
        $4,000,000 - $24,999,999.................         0.50%
        $25,000,000 or more......................         0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in either Fund by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in the Funds.

Seligman and Seligman Advisors may make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms, third party administrators and other financial intermediaries (collectively, "Financial Intermediaries"), subject to Seligman's and Seligman Advisors' respective internal policies and procedures.

Seligman Advisors provides Financial Intermediaries with sales literature and advertising materials relating to the registered investment companies advised by Seligman (the "Seligman Funds"). Seligman Advisors also shares expenses with Financial Intermediaries for costs incurred in hosting seminars for employees and clients of Financial Intermediaries, subject to Seligman Advisors' internal policies and procedures governing payments for such seminars. These seminars may take place at Seligman Advisors' headquarters or other appropriate locations and may include reimbursement of travel expenses (i.e., transportation, lodging and meals) of employees of Financial Intermediaries in connection with training and education seminars. Subject to Seligman Advisors' internal policies and procedures, Seligman Advisors may provide any or all of the following to employees of Financial Intermediaries and their guest(s): (i) an occasional meal, a sporting event or theater ticket or other comparable entertainment; (ii) gifts of less than $100 per person per year; and/or (iii) Seligman Advisors' promotional items of nominal value (golf balls, shirts, etc.).

In addition, Financial Intermediaries may have omnibus accounts and similar arrangements with SDC and may be paid by SDC for providing sub-transfer agency and other services. Such expenses paid by SDC are included in the annual operating expenses set forth in the Prospectus.

Seligman and/or Seligman Advisors have revenue sharing arrangements with certain Financial Intermediaries. Payments to these Financial Intermediaries are usually structured in any of three ways or a combination thereof: (i) as a percentage of gross sales; (ii) as a percentage of net assets attributable to the Financial Intermediary; or (iii) a fixed dollar amount.

The foregoing payments (which may take the form of expense reimbursements) by Seligman, Seligman Advisors and/or SDC may be made for shareholder servicing, promotion of Seligman Funds and other services provided by Seligman, such as advisory services to managed accounts, marketing support and/or access to sales meetings, sales representatives and management representatives of the Financial Intermediaries. These payments are in addition to the 12b-1 fees and sales loads borne by shareholders, as well as the finders' fees and loads paid by Seligman Advisors, as set forth in the Prospectuses or otherwise described above. Such payments may result in, or be necessary for, the inclusion of the Seligman Funds on a sales list, including a preferred or select sales list, in various sales programs. Receipt by Financial Intermediaries of the foregoing payments or services could create an incentive for the Financial Intermediaries to offer a Seligman Fund in lieu of other mutual funds where such payments or services are not provided. Shareholders should consult their Financial Intermediaries for further information.

                        Calculation of Performance Data

The Funds may quote performance data in various ways. All performance information supplied by the Fund in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or CDSC, as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Funds' Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Effective at the close of business on May 16, 2008, the Funds will no longer offer Class D shares. For additional information, see the section of the Prospectus "Deciding Which Class of Shares to Buy -- Class C or Class D."

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Funds over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

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Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Funds over a stated period. The cumulative total returns for each Class of shares of the Funds shown below are calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C, Class D, Class I and Class R shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment. Ten year returns for Class B shares reflect automatic conversion to Class A shares approximately eight years after their date of purchase.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares.

Historical Investment Results

Class A

The average annual total returns for Class A shares of the Seligman Large-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2007 were 2.76%, 15.04% and 5.82%, respectively. The average annual total returns for Class A shares of the Seligman Smaller-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2007 were 0.14%, 16.16% and 7.74%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class A shares of a Fund, subtracting the maximum initial sales charge of 5.75% of the public offering price and assuming that all of the dividends and capital gain distributions paid by each Fund's Class A shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the ten-year period ended December 31, 2007 were 76.06% and 110.66%, respectively. Thus, a $1,000 investment in Class A shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on December 31, 1997 had a value on December 31, 2007 of $1,761 and $2,107, respectively.

Class B

The average annual total returns for Class B shares of the Seligman Large-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2007 were 3.25%, 15.30% and 5.82%, respectively. The average annual total returns for Class B shares of the Seligman Smaller-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2007 were 1.07%, 16.45% and 7.75%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class B shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class B shares, if any, were reinvested over the relevant time periods. Return from inception reflects automatic conversion to Class A shares approximately eight years after inception date. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the ten-year period ended December 31, 2007 were 76.05% and 110.95%, respectively. Thus, a $1,000 investment in Class B shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on December 31, 1997 had a value on December 31, 2007 of $1,734 and $2,075, respectively.

Class C

The average annual total returns for Class C shares of the Seligman Large-Cap Value Fund for the one- and five-year periods ended December 31, 2007 and for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2007 were 7.18%, 15.51% and 4.63%, respectively. The average annual total returns for Class C shares of the Seligman Smaller-Cap Value Fund for the one- and five-year periods ended December 31, 2007 and for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2007 were 4.59%, 16.67% and 7.57%, respectively. These returns were computed by assuming a

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

hypothetical initial payment of $1,000 in Class C shares of a Fund and assuming that all of the dividends and capital gain distributions paid by each Fund's Class C shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for on Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2007 were 47.56% and 147.31%, respectively. Thus, a $1,000 investment in Class C shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on May 27, 1999 had a value on December 31, 2007 of $1,476 and $2,473, respectively.

Class D (Class D shares not available after May 16, 2008)

The average annual total returns for Class D shares of the Seligman Large-Cap Value Fund for the one-, five-and ten-year periods ended December 31, 2007 were 7.18%, 15.53% and 5.64%, respectively. The average annual total returns for Class D shares of the Seligman Smaller-Cap Value Fund for the one-, five- and ten-year periods ended December 31, 2007 were 4.53%, 16.67% and 7.57%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class D shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class D shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class D shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund for the ten-year period ended December 31, 2007 were 73.15% and 107.52%, respectively. Thus, a $1,000 investment in Class D shares of the Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund made on December 31, 1997 had a value on December 31, 2007 of $1,731 and $2,075, respectively.

Class I

The average annual total returns for the Class I shares of the Seligman Large-Cap Value Fund for the one- and five-year periods ended December 31, 2007 and for the period November 30, 2001 (commencement of the offering of Class I shares) through December 31, 2007 were 9.62%, 17.09% and 7.42%, respectively. The average annual total returns for the Class I shares of the Seligman Smaller-Cap Value Fund for the one- and five-year periods ended December 31, 2007 and for the period November 30, 2001 (commencement of the offering of Class I shares) through December 31, 2007 were 6.85%, 18.23% and 12.52%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class I shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class I shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class I shares of the Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund for the period November 30, 2001 (commencement of offering of Class I shares) through December 31, 2007 were 54.63% and 105.11%, respectively. Thus, a $1,000 investment in Class I shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on November 30, 2001 had a value on December 31, 2007 of $1,546 and $2,051, respectively.

Class R

The average annual total returns for the Class R shares of the Seligman Large-Cap Value Fund for the one-year period ended December 31, 2007 and for the period April 30, 2003 (commencement of the offering of Class R shares) through December 31, 2007 were 7.69% and 16.40%, respectively. The average annual total returns for the Class R shares of the Seligman Smaller-Cap Value Fund for the one-year period ended December 31, 2007 and for the period
April 30, 2003 (commencement of the offering of Class R shares) through December 31, 2007 were 4.93% and 16.91%, respectively. These returns were computed by assuming a hypothetical initial payment of

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

$1,000 in Class R shares of a Fund and that all of the dividends and capital gain distributions paid by each Fund's Class R shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-year period and the period from inception, the entire amounts were redeemed. The average annual total returns were then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class R shares of the Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund for the period April 30, 2003 (commencement of offering of Class R shares) through December 31, 2007 were 103.35% and 107.55%, respectively. Thus, a $1,000 investment in Class R shares of the Seligman Large-Cap Value Fund and the Seligman Smaller-Cap Value Fund made on April 30, 2003 had a value on December 31, 2007 of $2,034 and $2,075, respectively.

                             Financial Statements

The Series' Annual Report to Shareholders for the year ended December 31, 2007 contains a portfolio of investments as of December 31, 2007, as well as certain other financial information as of this date. The financial statements and notes included in the Series' Annual Report, which include the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished without charge to investors who request copies of this SAI.

                              General Information

Custodian. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian of the Series. It also maintains, under the general supervision of Seligman, the accounting records and determines the net asset value for each Fund of the Series.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has been selected as auditors of the Series. Their address is Two World Financial Center, New York, New York 10281.

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